                                                                     Exhibit 4.1
================================================================================





                      GOLDEN SKY SYSTEMS, INC., as Issuer,

                  ARGOS SUPPORT SERVICES COMPANY, as Guarantor,

                         PRIMEWATCH, INC., as Guarantor,


                                       and


                       STATE STREET BANK AND TRUST COMPANY
                          OF MISSOURI, N.A., as Trustee


                              ---------------------


                                    INDENTURE

                            Dated as of July 31, 1998


                              --------------------



                                  $195,000,000


              12 3/8% Senior Subordinated Notes due 2006, Series A 12 3/8% Senior Subordinated Notes due 2006, Series B


================================================================================

Trust Indenture                                               Indenture
    Act Section                                                Section

Section 310(a)(1)........................................       6.09
          (a)(2).........................................       6.09
          (a)(3).........................................       Not Applicable
          (a)(4).........................................       Not Applicable
          (b)............................................       6.08, 6.10
Section 311(a)...........................................       6.07
          (b)............................................       6.07
          (c)............................................       Not Applicable
Section 312(a)...........................................       7.01
          (b)............................................       7.02
          (c)............................................       7.02
Section 313(a)...........................................       7.03
          (b)............................................       7.03
          (c)............................................       7.03
          (d)............................................       7.03
Section 314(a)...........................................       7.04, 10.09
          (b)............................................       Not Applicable
          (c)(1).........................................       1.04, 4.04
          (c)(2).........................................       1.04, 4.04
          (c)(3).........................................       Not Applicable
          (d)............................................       Not Applicable
          (e)............................................       1.04
Section 315(a)...........................................       6.01(a)
          (b)............................................       6.02
          (c)............................................       6.01(b)
          (d)............................................       6.01(c)
          (e)............................................       5.14
Section 316(a)(last sentence)............................       3.14
          (a)(1)(A)......................................       5.12
          (a)(1)(B)......................................       5.13
          (a)(2).........................................       Not Applicable
          (b)............................................       5.08
Section 317(a)(1)........................................       5.03
          (a)(2).........................................       5.04
          (b)............................................       10.03
Section 318(a)...........................................       1.08




Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS


                                                                            Page

PARTIES........................................................................1

RECITALS.......................................................................1

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.    Definitions...................................................5
Section 1.02.    Other Definitions.............................................5
Section 1.03.    Rules of Construction.........................................5
Section 1.04.    Form of Documents Delivered to Trustee........................5
Section 1.05.    Acts of Holders...............................................5
Section 1.06.    Notices, etc., to the Trustee and the Company.................5
Section 1.07.    Notice to Holders; Waiver.....................................5
Section 1.08.    Conflict with Trust Indenture Act.............................5
Section 1.09.    Effect of Headings and Table of Contents......................5
Section 1.10.    Successors and Assigns........................................5
Section 1.11.    Separability Clause...........................................5
Section 1.12.    Benefits of Indenture.........................................5
Section 1.13.    GOVERNING LAW.................................................5
Section 1.14.    No Recourse Against Others....................................5
Section 1.15.    Independence of Covenants.....................................5
Section 1.16.    Exhibits......................................................5
Section 1.17.    Counterparts..................................................5
Section 1.18.    Duplicate Originals...........................................5

                                   ARTICLE TWO

                                 SECURITY FORMS

Section 2.01.    Form and Dating...............................................5

                                  ARTICLE THREE

                                 THE SECURITIES

Section 3.01.    Title and Terms...............................................5
Section 3.02.    Registrar and Paying Agent....................................5

                                                                            Page

Section 3.03.    Execution and Authentication..................................5
Section 3.04.    Temporary Securities..........................................5
Section 3.05.    Transfer and Exchange.........................................5
Section 3.06.    Mutilated, Destroyed, Lost and Stolen Securities..............5
Section 3.07.    Payment of Interest; Interest Rights Preserved................5
Section 3.08.    Persons Deemed Owners.........................................5
Section 3.09.    Cancellation..................................................5
Section 3.10.    Computation of Interest.......................................5
Section 3.11.    Legal Holidays................................................5
Section 3.12.    CUSIP Number..................................................5
Section 3.13.    Paying Agent To Hold Money in Trust...........................5
Section 3.14.    Treasury Securities...........................................5
Section 3.15.    Deposits of Monies............................................5
Section 3.16.    Book-Entry Provisions for Global Securities...................5
Section 3.17.    Special Transfer Provisions...................................5

                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01.    Company's Option To Effect Defeasance or Covenant Defeasance..5
Section 4.02.    Defeasance and Discharge......................................5
Section 4.03.    Covenant Defeasance...........................................5
Section 4.04.    Conditions to Defeasance or Covenant Defeasance...............5
Section 4.05.    Deposited Money and Government Securities To Be Held in
                    Trust; Other Miscellaneous Provisions......................5
Section 4.06.    Reinstatement.................................................5

                                  ARTICLE FIVE

                                    REMEDIES

Section 5.01.    Events of Default.............................................5
Section 5.02.    Acceleration of Maturity; Rescission and Annulment............5
Section 5.03.    Collection of Indebtedness and Suits for Enforcement
                    by Trustee.................................................5
Section 5.04.    Trustee May File Proofs of Claims.............................5
Section 5.05.    Trustee May Enforce Claims Without Possession of Securities...5
Section 5.06.    Application of Money Collected................................5

                                                                            Page

Section 5.07.    Limitation on Suits...........................................5
Section 5.08.    Unconditional Right of Holders To Receive Principal,
                    Premium and Interest.......................................5
Section 5.09.    Restoration of Rights and Remedies............................5
Section 5.10.    Rights and Remedies Cumulative................................5
Section 5.11.    Delay or Omission Not Waiver..................................5
Section 5.12.    Control by Majority...........................................5
Section 5.13.    Waiver of Past Defaults.......................................5
Section 5.14.    Undertaking for Costs.........................................5
Section 5.15.    Waiver of Stay, Extension or Usury Laws.......................5
Section 5.16.    Unconditional Right of Holders To Institute Certain Suits.....5

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 6.01.    Certain Duties and Responsibilities...........................5
Section 6.02.    Notice of Defaults............................................5
Section 6.03.    Certain Rights of Trustee.....................................5
Section 6.04.    Trustee Not Responsible for Recitals, Dispositions of
                    Securities or Application of Proceeds Thereof..............5
Section 6.05.    Trustee and Agents May Hold Securities; Collections; Etc......5
Section 6.06.    Money Held in Trust...........................................5
Section 6.07.    Compensation and Indemnification of Trustee and Its
                    Prior Claim................................................5
Section 6.08.    Conflicting Interests.........................................5
Section 6.09.    Corporate Trustee Required; Eligibility.......................5
Section 6.10.    Resignation and Removal; Appointment of Successor Trustee.....5
Section 6.11.    Acceptance of Appointment by Successor........................5
Section 6.12.    Merger, Conversion, Amalgamation, Consolidation or
                    Succession to Business.....................................5
Section 6.13.    Trustee's Application for Instructions from the Company.......5

                                                                            Page

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.    Preservation of Information; Company To Furnish Trustee
                    Names and Addresses of Holders.............................5
Section 7.02.    Communications of Holders.....................................5
Section 7.03.    Reports by Trustee............................................5

                                  ARTICLE EIGHT

                         CONSOLIDATION, MERGER, SALE OF
                                  ASSETS, ETC.

Section 8.01.    Company May Consolidate, etc., Only on Certain Terms..........5
Section 8.02.    Successor Substituted.........................................5

                                  ARTICLE NINE

                       SUPPLEMENTAL INDENTURES AND WAIVERS

Section 9.01.    Supplemental Indentures, Agreements
                    and Waivers Without Consent of Holders.....................5
Section 9.02.    Supplemental Indentures, Agreements and Waivers with
                    Consent of Holders.........................................5
Section 9.03.    Execution of Supplemental Indentures, Agreements and Waivers..5
Section 9.04.    Effect of Supplemental Indentures.............................5
Section 9.05.    Conformity with Trust Indenture Act...........................5
Section 9.06.    Reference in Securities to Supplemental Indentures............5
Section 9.07.    Record Date...................................................5
Section 9.08.    Revocation and Effect of Consents.............................5

                                   ARTICLE TEN

                                    COVENANTS

Section 10.01.   Payment of Principal, Premium and Interest....................5
Section 10.02.   Maintenance of Office or Agency...............................5
Section 10.03.   Money for Security Payments To Be Held in Trust...............5
Section 10.04.   Corporate Existence...........................................5

                                                                            Page

Section 10.05.   Payment of Taxes and Other Claims.............................5
Section 10.06.   Maintenance of Properties.....................................5
Section 10.07.   Insurance.....................................................5
Section 10.08.   Books and Records.............................................5
Section 10.09.   Reports.......................................................5
Section 10.10.   Change of Control.............................................5
Section 10.11.   Limitation on Additional Indebtedness.........................5
Section 10.12.   Statement by Officers as to Default...........................5
Section 10.13.   Limitation on Liens...........................................5
Section 10.14.   Designation of Unrestricted Subsidiaries......................5
Section 10.15.   Limitation on Restricted Payments.............................5
Section 10.16.   Limitation on Other Senior Subordinated Debt..................5
Section 10.17.   Limitation on Dividends and Other Payment Restrictions
                    Affecting Restricted Subsidiaries..........................5
Section 10.18.   Disposition of Proceeds of Asset Sales........................5
Section 10.19.   Limitation on Issuances and Sales of Preferred Equity
                    Interests by Restricted Subsidiaries.......................5
Section 10.20.   Limitations on Conduct of Business of the Company.............5
Section 10.21.   Limitation on Transactions with Affiliates....................5
Section 10.22.   Limitation on Guarantees by and Certain Indebtedness
                    of Restricted Subsidiaries.................................5
Section 10.23.   Compliance Certificates and Opinions..........................5
Section 10.24.   Escrow Account................................................5

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

Section 11.01.   Right of Redemption...........................................5
Section 11.02.   Applicability of Article......................................5
Section 11.03.   Election To Redeem; Notice to Trustee.........................5
Section 11.04.   Selection by Trustee of Securities To Be Redeemed.............5
Section 11.05.   Notice of Redemption..........................................5
Section 11.06.   Deposit of Redemption Price...................................5
Section 11.07.   Securities Payable on Redemption Date.........................5
Section 11.08.   Securities Redeemed or Purchased in Part......................5

                                                                            Page

                                 ARTICLE TWELVE

                           SUBORDINATION OF SECURITIES

Section 12.01.   Securities Subordinate to Senior Indebtedness.................5
Section 12.02.   Payment Over of Proceeds upon Dissolution, etc................5
Section 12.03.   Suspension of Payment When Senior Indebtedness in Default.....5
Section 12.04.   Trustee's Relation to Senior Indebtedness.....................5
Section 12.05.   Subrogation to Rights of Holders of Senior Indebtedness.......5
Section 12.06.   Provisions Solely To Define Relative Rights...................5
Section 12.07.   Trustee To Effectuate Subordination...........................5
Section 12.08.   No Waiver of Subordination Provisions.........................5
Section 12.09.   Notice to Trustee.............................................5
Section 12.10.   Reliance on Judicial Order or Certificate of
                    Liquidating Agent..........................................5
Section 12.11.   Rights of Trustee as a Holder of Senior Indebtedness;
                    Preservation of Trustee's Rights...........................5
Section 12.12.   Article Applicable to Paying Agents...........................5
Section 12.13.   No Suspension of Remedies.....................................5

                                ARTICLE THIRTEEN

                           SATISFACTION AND DISCHARGE

Section 13.01.   Satisfaction and Discharge of Indenture.......................5
Section 13.02.   Application of Trust Money....................................5

                                ARTICLE FOURTEEN

                             COLLATERAL AND SECURITY

Section 14.01.   Escrow Agreement..............................................5
Section 14.02.   Recording and Opinions........................................5
Section 14.03.   Release of Collateral.........................................5
Section 14.04.   Certificates of the Company...................................5
Section 14.05.   Authorization of Actions To Be Taken by the Trustee Under
                    the Escrow Agreement.......................................5

Section 14.06.   Authorization of Receipt of Funds by the Trustee
                    Under the Escrow Agreement.................................5
Section 14.07.   Termination of Security Interest..............................5

                                 ARTICLE FIFTEEN

                             GUARANTEE OF SECURITIES

Section 15.01.   Unconditional Guarantee.......................................5
Section 15.02.   Execution and Delivery of Guarantee...........................5
Section 15.03.   Additional Guarantor..........................................5
Section 15.04.   Guarantee Obligations Subordinated to Guarantor
                    Senior Indebtedness........................................5
Section 15.05.   Payment over of Proceeds upon
                    Dissolution, etc. of a Guarantor...........................5
Section 15.06.   Suspension of Guarantee Obligations When Guarantor Senior
                    Indebtedness in Default....................................5
Section 15.07.   Release of a Guarantor........................................5
Section 15.08.   Waiver of Subrogation.........................................5
Section 15.09.   Guarantee Provisions Solely To Define Relative Rights.........5
Section 15.10.   Trustee To Effectuate Subordination of Guarantee Obligations..5
Section 15.11.   No Waiver of Guarantee Subordination Provisions...............5
Section 15.12.   Guarantors To Give Notice to Trustee..........................5
Section 15.13.   Reliance on Judicial Order or Certificate of Liquidating
                   Agent Regarding Dissolution, etc. of Guarantors.............5
Section 15.14.   Rights of Trustee as a Holder of
                    Guarantor Senior Indebtedness;
                    Preservation of Trustee's Rights...........................5
Section 15.15.   Article Fifteen Applicable to Paying Agents...................5
Section 15.16.   No Suspension of Remedies.....................................5
Section 15.17.   Trustee's Relation to Guarantor Senior Indebtedness...........5
Section 15.18.   Limitation of Subsidiary Guarantor's Liability................5

Exhibit A-1   -  Form of Initial Security
Exhibit A-2   -  Form of Exchange Security
Exhibit B     -  Form of Legend for Book-Entry Securities
Exhibit C     -  Form of Certificate To Be Delivered in
                    Connection with Transfers to Non-QIB Accredited Investors
Exhibit D     -  Form of Certificate To Be Delivered in Connection with
                    Transfers Pursuant to Regulation S
Exhibit E     -  Form of Guarantee

          INDENTURE, dated as of July 31, 1998, between Golden Sky Systems, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), as issuer, Argos Support Services Company, a corporation incorporated under the laws of Texas, as guarantor, Primewatch, Inc., a corporation incorporated under the laws of North Carolina, as guarantor, and State Street Bank and Trust Company of Missouri, N.A., a national banking association, as trustee (the "Trustee").

                                    RECITALS


          The Company has duly authorized the creation of an issue of 12 3/8% Senior Subordinated Notes due 2006, Series A, and 12 3/8% Senior Subordinated Notes due 2006, Series B, to be issued in exchange for the 12 3/8% Senior Subordinated Notes due 2006, Series A, pursuant to a Registration Rights Agreement (as defined herein), and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary have been done to make the Securities (as defined herein), when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of each of the Company and the Trustee in accordance with the terms hereof.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined) of the Securities, as follows:


                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


          Section 1.01. Definitions.

          "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

          "Acquired Person" means, with respect to any specified Person, any other Person that merges with or into or becomes a Subsidiary of such specified Person.

          "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

          "Additional Interest" has the meaning provided in the Registration Rights Agreement.

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 10.0% or more of the voting power of the then outstanding voting securities of a Person shall be deemed to be control and (ii) no individual, other than a director of the Company or an officer of the Company with a policy making function, shall be deemed an Affiliate of the Company or any of the Company's Subsidiaries solely by reason of such individual's employment, position or responsibilities by or with respect to the Company or any of the Company's Subsidiaries.

          "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary; (iii) any assets of the Company or any Restricted Subsidiary that constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset, except to the extent used to repurchase or repair such property or asset, and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). The term "Asset Sale" shall not include (a) any transaction consummated in compliance with Article Eight and the creation of any Lien not prohibited by Section 10.13; provided, however, that any transaction consummated in compliance with Article Eight involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; and (c) any transaction consummated in compliance with Section 10.15.

          "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, "concordate" or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

          "Board" means the Board of Directors of the Company.

          "Board of Directors" means (i) in the case of a Person that is a corporation, the board of directors of such Person and (ii) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body of such Person (or in the case of a limited partnership, of such Person's general partner, or in the case of a limited liability company, of such Person's manager), or any authorized committee thereof responsible for the management of the business and affairs of such Person.

          "Board Resolution" means a copy of a resolution delivered to the Trustee and certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York are authorized or obligated by law, regulation or executive order to close.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Cash Equivalents" means (i) any evidence of Indebtedness (with, for purposes of Section 10.18 only, a maturity of 365 days or less) issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof that (provided that the full faith and credit of the United States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country) have maturities of not more than six months from the date of acquisition; (ii) time deposits, certificates of deposit or acceptances (with, for purposes of Section 10.18 only, a maturity of 365 days or less) of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $200.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's and in each case maturing not more than six months after the date of acquisition; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above and entered into with any bank meeting the qualifications specified in clause (ii) above; and (v) money market funds that invest substantially all of their assets in securities described in the preceding clauses (i) through (iv).

          "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Equity Interests of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Equity Interests of the Company are converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Equity Interests of the Company are converted into or exchanged for (1) Voting Equity Interests (other than Disqualified Equity Interests) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount that could be paid by the Company as a Restricted Payment under this Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Equity Interests of the surviving or transferee corporation or its parent corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors then in office; or (d) the approval by stockholders of the Company of any liquidation or dissolution of the Company.

          "Collateral" shall have the meaning ascribed to such term in the Escrow Agreement.

          "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its Chief Executive Officer, its President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and delivered to the Trustee.

          "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount; (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts); (c) the interest portion of any deferred payment obligation; (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and (e) all capitalized interest and all accrued interest; (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Company during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any period, the net income of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (b) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (c) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (d) net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders.

          "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication) by the sum of (a) Consolidated Income Tax Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (c) all dividends on Preferred Equity Interests to the extent taken into account for computing Consolidated Net Income for that period; and (d) depreciation, amortization and any other non-cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item that requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods, except to the extent any such reserves were not permitted to be added back in the calculation of Consolidated Operating Cash Flow for a prior period pursuant to clause (d) above) for such period.

          "control" means, with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 61 Broadway, 18th Floor, Corporate Trust Window, New York, NY 10006.

          "Credit Facility" means the Amended and Restated Credit Agreement dated as of July 7, 1997, amended and restated as of May 8, 1998, among Holdings, the Company, the banks party thereto from time to time, Paribas (formerly known as Banque Paribas), as Syndication Agent, Fleet National Bank, as Administrative Agent, and General Electric Capital Corporation, as Documentation Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto (including, without limitation, any such deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements that increase the aggregate amount of commitments or borrowings thereunder or add Subsidiaries of the Company as additional borrower or guarantor thereunder), and any agreements providing therefor, whether by or with the same or any other lender, creditor or group of lenders or creditors, and including related notes, guarantees, security agreements, pledge agreements, mortgages, note agreements, other collateral documents and note agreements and other instruments and agreements executed in connection therewith.

          "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

          "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

          "DBS" means direct broadcast satellite.

          "Debt to Operating Cash Flow Ratio" means the ratio of (a) an amount equal to the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") minus the amount of funds on deposit in the Escrow Account as of the Determination Date to (b) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash
Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (III) if the Company or any Restricted Subsidiary shall have in any manner
(x) acquired (including through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Operating Cash Flow of any Acquired Person to the extent that such Person's net income would be excluded pursuant to clause (e) of the definition of Consolidated Net Income.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Depository" means The Depository Trust Company, its nominees and successors.

          "Designated Senior Indebtedness" means (a) any Indebtedness of the Company outstanding under the Credit Facility (including guarantees) and (b) any other Senior Indebtedness that, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $50.0 million, if (in the case of Senior Indebtedness described in this clause (b)) the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of this Indenture, a Board Resolution setting forth such designation by the Company has been filed with the Trustee and such designation is not prohibited by the Credit Facility.

          "DIRECTV Services" means DBS television services and all other video, audio, data packages, "a la carte" programming services and other services offered by DIRECTV, Inc., the predecessor-in-interest of Hughes Communications Galaxy, Inc., or its successors or assigns.

          "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board other than a director who
(i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transactions or series of related transactions.

          "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

          "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Securities or the date on which no Securities remain outstanding.

          "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

          "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, or member interests in such Person, including any Preferred Equity Interests.

          "Escrow Account" shall mean an account established in the name of the Escrow Agent and funded by the Company on the Closing Date pursuant to this Indenture.

          "Escrow Agent" means the Trustee (or any duly appointed successor thereto).

          "Escrow Agreement" means the Escrow Agreement dated as of July 31, 1998 between the Company and the Trustee, as trustee and as escrow agent.

          "Escrow Proceeds Offer" has the meaning ascribed to such term in
Section 10.24(b).

          "Escrow Proceeds Offer Purchase Date" has the meaning ascribed to such term in Section 10.24(b).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Exchange Securities" means 12 3/8% Senior Subordinated Notes due 2006, Series B (the terms of which are identical to the Initial Securities except that the Exchange Securities shall be registered under the Securities Act and shall not contain the restrictive legend on the face of the form of Initial Securities), issued pursuant to this Indenture.

          "Existing Indebtedness" means any Indebtedness of the Company and the Restricted Subsidiaries in existence on the Issue Date until such amounts are repaid.

          "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board acting in good faith, and shall be evidenced by resolutions of the Board delivered to the Trustee.

          "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States that are applicable at the date of determination and that are consistently applied for all applicable periods.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America are pledged.

          "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

          "Guarantors" means Argos Support Services Company, Primewatch, Inc., and any other Restricted Subsidiary that becomes a Guarantor in accordance with this Indenture and Section 10.22.

          "Guarantor Senior Indebtedness" means with respect to any Guarantor,
(i) the Obligations (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, Guarantor Senior Indebtedness shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all Obligations (including guarantees thereof) of every nature of such Guarantor under the Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Rate Protection Obligations (including guarantees thereof) and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include
(a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Guarantor, the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of this Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause (d) if (I) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an Opinion of Counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture or (II) in the case of any Obligations under the Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture; (e) Indebtedness evidenced by the Securities or any guarantee thereof; (f) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (g) Indebtedness represented by the Seller Notes; (h) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (i) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

          "High Power Satellite Transmission Business" means the business of the acquisition, transmission or sale of programming in the high power DBS business utilizing broadcast satellite service (including any provision of such services to cable operators or other media providers), which may utilize all or part of satellites owned by DIRECTV, Inc. or Hughes Communications Galaxy, Inc., and all other activities relating thereto or arising therefrom.

          "Holder" means the Person in whose name a Security is registered on the Registrar's books, as the context requires.

          "Holdings" means Golden Sky Holdings, Inc. or any successor or assign thereof that owns 100% of the Equity Interests of the Company.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing).

          "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under Interest Rate Protection Obligations; (g) every obligation of the type referred to in clauses
(a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and
(h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness (a) shall never be calculated taking into account any cash and Cash Equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under standby letters of credit to the extent collateralized by cash or Cash Equivalents; (c) that provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (e) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations Incurred in the ordinary course of business (including standby letters of credit securing obligations to the NRTC Incurred in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings) (other than obligations under or in respect of any direct or indirect credit support for obligations of any Unrestricted Subsidiary).

          "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture, the Securities, the Registration Rights Agreement or the Escrow Agreement to pay principal of, premium, if any, and interest on the Securities when due and payable (including, without limitation, Additional Interest), whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture or the Securities and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof), the Escrow Agent and the Holders of the Securities under this Indenture, the Escrow Agreement and the Securities, according to the terms thereof.

          "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm or consultant with experience advising DBS businesses that is, in the judgment of the Board, qualified to perform the task for which it has been engaged (i) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) that, in the judgment of the Board, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Purchasers" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc, Montgomery Securities LLC.

          "Initial Securities" means the 12 3/8% Senior Subordinated Notes due 2006, Series A, for so long as such securities constitute Restricted Securities.

          "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest" means, with respect to the Securities, the sum of any cash interest and any Additional Interest on the Securities.

          "Interest Payment Date" means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security, as set forth in such Security.

          "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In no event will the issuance by the Company of Qualified Equity Interests of the Company in exchange for any such capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness constitute an Investment. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash or other property or assets that would not otherwise constitute an Investment as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment or any repayment in respect of an Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer or receiving such repayment.

          "Investment Grade" means, with respect to a security, that such security is rated by at least two nationally recognized statistical rating organizations in one of each such organization's four highest generic rating categories.

          "Issue Date" means the original issue date of the Securities.

          "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Marketable Securities" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers' acceptances or money market deposit accounts issued or offered by an Eligible Institution; and
(e) any fund investing substantially in investments of the types described in clauses (a) through (d) above.

          "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

          "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets that are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

          "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to immediately accelerate the maturity of any Designated Senior Indebtedness.

          "Note Pro Rata Share" means the amount of the applicable Unutilized Net Cash Proceeds obtained by multiplying the amount of such Unutilized Net Cash Proceeds by a fraction, (i) the numerator of which is the aggregate principal amount of Securities outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Unutilized Net Cash Proceeds to repay or make an Offer to Purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate accreted value and/or principal amount, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount of all Securities outstanding at the time of the applicable Offer to Purchase with respect to which the Company is required to use the applicable Unutilized Net Cash Proceeds to offer to repay or make an Offer to Purchase or repay.

          "NRTC" means the National Rural Telecommunications Cooperative and any successor entity to it.

          "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), premium, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the Offering Memorandum dated July 24, 1998 pursuant to which the Initial Securities were offered, and any supplement thereto.

          "Officer" means, with respect to the Company, the Chairman of the Board, a Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, of the Company and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel who may be counsel for the Company or the Trustee, and who shall be reasonably acceptable to the Trustee.

          "Other Pari Passu Debt" means Indebtedness of the Company or any Guarantor that neither constitutes Senior Indebtedness nor Subordinated Indebtedness.

          "Outstanding" means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Affiliate thereof (if the Company or Affiliate shall act as Paying Agent) for the Holders of such Securities; provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Securities with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03; and

          (iv) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be Outstanding and interest on them ceases to accrue. Securities may also cease to be outstanding to the extent expressly provided in Article Eight.

          "Payment Default" means any default, after any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.


          "Permitted Acquisition Deposits" means any advance or payment of funds, whether as consideration for an option to purchase or as a deposit, binder or earnest money, whether or not refundable, and whether or not made into escrow, made pursuant to any written agreement, term sheet, letter of intent or other instrument providing for the Acquisition of any High Power Satellite Transmission Business.

          "Permitted Business" means those businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date or business reasonably related thereto (including, without limitation, the High Power Satellite Transmission Business and the business of satellite data transmission).

          "Permitted Holders" any of (i) means Burr, Egan, Deleage & Co., Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners VI, LP, Northwest Venture Partners VI, LP and HarbourVest Partners, LLC and (ii) their respective Affiliates.

          "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

          (a) Indebtedness under the Securities and this Indenture and other Indebtedness of the Company, and any guarantee thereof by a Guarantor, so long as the aggregate principal amount of such Indebtedness and of the Notes does not exceed $195.0 million;

          (b) Indebtedness of the Company and/or any Restricted Subsidiary outstanding on the Issue Date;

          (c) (1) Indebtedness under the Credit Facility of the Company, and without duplication, any guarantee thereof by a Guarantor, Incurred in an aggregate principal amount at any one time outstanding not to exceed $150.0 million, which amount shall be reduced by (x) any permanent reduction of commitments thereunder and (y) any other repayment accompanied by a permanent reduction of commitments thereunder (other than in connection with any refinancing thereof where the aggregate principal amount outstanding and commitments thereunder immediately prior thereto are not greater than such amounts immediately thereafter); and (2) Indebtedness of the Company, and, without duplication, any guarantee thereof by a Guarantor, incurred to fund Asset Acquisitions of Permitted Businesses, Capital Lease Obligations, Investments permitted under this Indenture and working capital to support a Permitted Business in an aggregate principal amount at any one time outstanding not to exceed $65.0 million (including any Indebtedness under the Credit Facility that utilizes this clause

     (c)(2)), which amount shall be reduced by any permanent reduction of commitments thereunder (other than in connection with any refinancing thereof where the aggregate principal amount outstanding and commitments thereunder immediately prior thereto are not greater than such amounts immediately thereafter);

          (d) Indebtedness of the Company such that, at the time of and after giving effect to the Incurrence thereof, the total aggregate principal amount of Indebtedness Incurred under this clause (d) (and any refinancing thereof (whether initial or successive) Incurred pursuant to and otherwise incurred in compliance with this Indenture) would not exceed 200% of Total Incremental Invested Equity;

          (e) (x) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and (y) Indebtedness of the Company owed to and held by any Restricted Subsidiary that is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, this Indenture and the Securities (or pledged to secure any Senior Indebtedness); provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (e) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (e) to a Person (other than the Company or any Restricted Subsidiary) or (ii) the designation of a Restricted Subsidiary that holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

          (f) Interest Rate Protection Obligations of the Company or any Restricted Subsidiary relating to Indebtedness of the Company or such Restricted Subsidiary (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be Incurred under this covenant) and guarantees by the Company or any Restricted Subsidiary of such Interest Rate Protection Obligations; provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (g) indemnification obligations of the Company or any Restricted Subsidiary and guarantees thereof under agreements providing for the disposition of assets or one or more businesses or Restricted Subsidiaries; provided, however, that such obligations do not exceed at any time the Fair Market Value of the gross proceeds received by the Company and the Restricted Subsidiaries for such disposition;

          (h) Indebtedness to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the Debt to Operating Cash Flow Ratio of Section 10.11 or clause (a), (b), (c)(2), (i) or (k) of this definition; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness (other than Senior Indebtedness and Guarantor Senior Indebtedness) shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced,
     (iii) Indebtedness that is pari passu with the Securities or a Guarantee may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Securities (and supported by a guarantee that is pari passu or subordinate in right of payment with such Guarantee), and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness, (iv) with respect to any refinancing of Indebtedness Incurred pursuant to subparagraph (i) or (k) of this definition, such refinancing pursuant to this clause (h) shall also be deemed to be Incurred pursuant to clause (i) or (k), as the case may be, of this paragraph (for the avoidance of doubt, the result of which is that a refinancing does not create new debt incurrence capacity under such clauses) and (v) Indebtedness of the Company Incurred under clause (b) of this definition may only be refinanced with Indebtedness of the Company;

          (i) Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the acquisition of the exclusive right to distribute DIRECTV Services within designated Rural DIRECTV Markets; provided, however, that such Indebtedness shall be Permitted Indebtedness under this subparagraph
     (i) in an amount not greater than the face amount of any letter of credit issued under the Credit Facility to support such Indebtedness, it being understood that the issuance of such letter of credit (but only for so long as such letter of credit remains outstanding) constitutes a reduction in the amount of Permitted Indebtedness available to be Incurred under clause
     (c) of this definition;

          (j) Indebtedness in the form of Liens permitted under clause (b) of the definition of Permitted Liens; and

          (k) in addition to the items referred to in subparagraphs (a) through
     (j) above, Indebtedness of the Company or any of the Restricted Subsidiaries (including any Indebtedness under the Credit Facility that utilizes this clause (k)) having an aggregate principal amount for the Company and the Restricted Subsidiaries not to exceed $25.0 million at any time outstanding.

          Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

          "Permitted Investments" means (a) Cash Equivalents; (b) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary; (c) Investments in the Company by any Restricted Subsidiary; (d) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (e) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (f) Interest Rate Protection Obligations; (g) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 10.18 not to exceed 25% of the total consideration for such Asset Sales (determined and computed as set forth under Section 10.18); (h) transactions with officers, directors and employees of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (i) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (j) Investments in Marketable Securities by the Escrow Agent and held in the Escrow Account; and (k) Permitted Acquisition Deposits.

          "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or
(ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Securities on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Securities on the date of this Indenture, (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued) and (d) the principal amount thereof shall not exceed the principal amount and accrued and unpaid interest of the Securities in respect of which such securities are issued.

          "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Securities; (e) Liens in favor of the Company or any Restricted Subsidiary so long as held by the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries;
(h) Liens resulting front the deposit of cash or notes in connection with contracts, Permitted Acquisition Deposits, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements and agreements with the NRTC entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repairs, additions or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by Section 10.11, and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (k) Liens securing letters of credit entered into in the ordinary course of business; (1) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; and (m) any calls or rights of first refusal with respect to any partnership interests; and (n) Liens on the proceeds of Indebtedness that are pledged (or any Investment made therewith are pledged) to secure payments in respect of such Indebtedness.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding with respect to such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

          "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

          "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

          "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

          "Private Exchange Securities" shall have the meaning set forth in the Registration Rights Agreement.

          "Private Placement Legend" shall mean the first paragraph of the legend initially set forth in the Securities in the form set forth on Exhibit A-1.

          "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

          "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Redemption Date" means, with respect to any Security to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and Securities.

          "Redemption Price" means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture and the terms of the Securities.

          "Registered Exchange Offer" means the registration by the Company under the Securities Act of all Exchange Securities pursuant to a registration statement under which the Company offers each Holder of Initial Securities the opportunity to exchange all Initial Securities held by such Holder for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of Initial Securities held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of July 31, 1998 by and among the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Regular Record Date" means the Regular Record Date specified in the Securities.

          "Regulation S" means Regulation S under the Securities Act.

          "Release Date" shall have the meaning ascribed to such term in the Escrow Agreement.

          "Responsible Officer" means, with respect to the Trustee, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Equity Interests) of the Company) or in options, warrants or other rights to purchase Equity Interests (other than Disqualified Equity Interests) of the Company; (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company (other than any such Equity Interests owned by the Company or a Wholly Owned Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); or (iv) the making by the Company or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any Person.

          "Restricted Security" shall have the meaning specified in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether a Security is a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board, by a resolution of the Board delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 10.14. Any such designation may be revoked by a resolution of the Board delivered to the Trustee, subject to the provisions of such covenant.

          "Rule 144A" means Rule 144A under the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means, collectively the Initial Securities, the Exchange Securities and the Private Exchange Securities, if any, treated a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securityholder" means the Person in whose name a Security is registered on the Registrar's books, as the context requires.

          "Seller Notes" means any promissory notes issued by the Company to any Person selling any assets or properties to the Company or any Restricted Subsidiary in an Asset Acquisition, including those outstanding on the Issue Date.

          "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Credit Facility; (b) all Interest Rate Protection Obligations of the Company; (c) all Obligations of the Company under standby letters of credit; and (d) all other Obligations relating to Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Securities, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of this Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause (d) if
(I) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an officers' certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture or (II) in the case of any Obligations under the Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture; (e) Indebtedness evidenced by the Securities; (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) Indebtedness represented by the Seller Notes; (h) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (i) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

          "Senior Representative" means the agent under the Credit Facility or other representatives designated in writing to the Trustee of the holders of any class or issue of Designated Senior Indebtedness.

          "Significant Restricted Subsidiary" means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in Section 5.01(v),
(vii), (viii), (ix) or (x) has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

          "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

          "Specified Indebtedness" means (i) any Senior Indebtedness, (ii) any Guarantor Senior Indebtedness and (iii) any Indebtedness of any Restricted Subsidiary (other than a Guarantor) that is not subordinated to any other Indebtedness of such Restricted Subsidiary; provided that, to the extent such Indebtedness has been guaranteed, it must have been guaranteed by a Guarantor on a senior basis.

          "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

          "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to the Securities or any Guarantees of such Guarantor, as applicable.

          "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

          "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Company and the Restricted Subsidiaries outstanding as of such date of determination.

          "Total Incremental Invested Equity" means, at any date of determination, the sum of, without duplication, (a) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date of (y) from the issue and sale (other than to a Subsidiary of the Company by the Company) of its Qualified Equity interests after the Issue Date, plus (b) the aggregate net proceeds received by the Company or any Restricted Subsidiary after the Issue Date from the issuance (other than to a Subsidiary of the Company) of Qualified Equity Interests upon the conversion of, or in exchange for, Indebtedness of the Company or a Restricted Subsidiary that has been converted into or exchanged for Qualified Equity Interests of the Company, minus (c) the aggregate amount of all Restricted Payments made on or after the Issue Date and all Designation Amounts arising after the Issue Date, but only to the extent the amount set forth in this clause (c) would exceed the amount determined under subclause (a) of clause
(iii) of the first paragraph under Section 10.15, plus (d) in the case of the disposition or repayment of any Investment which has been deducted pursuant to clause (c) of this definition, an amount equal to the lesser of the return of capital with respect to such Investment and the amount of such Investment which has been deducted pursuant to such clause (c), plus (e) in the case of any Revocation with respect to any Subsidiary that was made the subject of Designation after the Issue Date and as to which a Designation Amount has been deducted pursuant to clause (c) of this definition, an amount equal to the lesser of such Designation Amount or the Fair Market Value of the Investment of the Company and the Restricted Subsidiaries in such Subsidiary at the time of Revocation.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 10.14. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 10.14.

          "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

          Section 1.02. Other Definitions.

                                                       Defined in
        Term                                            Section

        "Act"                                             1.05
        "Affiliate Transaction"                          10.21
        "Agent Member"                                    3.16
        "Change of Control Date"                         10.10
        "Change of Control Offer"                        10.10
        "Change of Control Payment Date"                 10.10
        "Change of Control Purchase Price"               10.10
        "covenant defeasance"                             4.03
        "Defaulted Interest"                              3.07
        "defeasance"                                      4.02
        "Defeased Securities"                             4.01
        "Designation"                                    10.14
        "Designation Amount"                             10.14
        "Global Security"                                 3.03
        "Guarantee"                                      10.22
        "insolvent person"                                4.04
        "Non-Global Purchasers"                           3.03
        "Offer to Purchase"                              10.18
        "Offshore Physical Securities"                    3.03
        "Other Indebtedness"                             10.18
        "Paying Agent"                                    3.02
        "Payment Blockage Period"                        12.03
        "Permitted Debt Reduction"                       10.18
        "Physical Security"                               3.03
        "Security Register"                               3.05
        "Security Registrar"                              3.02
        "Surviving Entity"                                8.01
        "Unutilized Net Cash Proceeds"                   10.18

          Section 1.03. Rules of Construction.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America; and

          (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation."

          Section 1.04. Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

          Section 1.05. Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          Section 1.06. Notices, etc., to the Trustee and the Company

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at One Metropolitan Square, 39th Floor, 211 North Broadway, St. Louis, MO 63102, Attention: Corporate Trust Division, or at any other address previously furnished in writing to the Holders the Company by the Trustee; or

          (b) the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company or a Guarantor addressed to it c/o Golden Sky Systems, Inc., 605 West 47th Street, Suite 300, Kansas City, Missouri 64112, Attention:
     Chief Executive Officer, or at any other address previously furnished in writing to the Trustee by the Company.

          Section 1.07. Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Section 1.08. Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

          If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

          Section 1.09. Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 1.10. Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

          Section 1.11. Separability Clause.

          In case any provision in this Indenture or in the Securities issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 1.12. Benefits of Indenture.

          Nothing in this Indenture or in the Securities or issued pursuant hereto, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 1.13. GOVERNING LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          Section 1.14. No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

          Section 1.15. Independence of Covenants.

          All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

          Section 1.16. Exhibits.

          All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

          Section 1.17. Counterparts.

          This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          Section 1.18. Duplicate Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


                                   ARTICLE TWO

                                 SECURITY FORMS


          Section 2.01. Form and Dating.

          The Initial Securities and the Exchange Securities and the Trustee's certificate of authentication with respect thereto shall be in substantially the forms set forth, or referenced, in Exhibit A-1 and Exhibit A-2, respectively, annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

          The definitive Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

          Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

                                  ARTICLE THREE

                                 THE SECURITIES


          Section 3.01. Title and Terms.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $195,000,000 in aggregate principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.03, 3.04, 3.05, 3.06, 9.06, 10.10,
10.18 or 11.08.

          The final Stated Maturity of the Securities shall be August 1, 2006, and the Securities shall bear interest at the rate of 12 3/8% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable on February 1, 1999 and semi-annually thereafter on February 1 and August 1, in each year, until the principal thereof is paid or duly provided for.

          The Securities shall be redeemable as provided in Article Eleven and as provided in the Securities.

          At the election of the Company, the entire Indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

          Section 3.02. Registrar and Paying Agent.

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Security Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying

Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except for the purposes of payments on account of principal on the Securities pursuant to Sections 10.10 and 10.18.

          The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Paying Agent. The Company shall notify the Trustee of the name and address of any such Paying Agent. If the Company fails to maintain a Security Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 6.07 hereof.

          The Company initially appoints the Trustee as the Security Registrar and Paying Agent and agent for service of notices and demands in connection with the Securities.

          Section 3.03. Execution and Authentication.

          Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature.

          Securities bearing the manual or facsimile signature of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company many deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

          A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until the Trustee manually signs the certificate of authentication on the Security. The Trustee's signature on such certificate shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Initial Securities for original issue in an aggregate principal amount not to exceed $195,000,000, upon receipt of a Company Order. In addition, on or prior to the date of the Registered Exchange Offer, the Trustee or an authenticating agent shall authenticate Exchange Securities (including any Private Exchange Securities which will be in the form of Exhibit A-2 but which shall have the restrictive legend contained in Exhibit

A-1) to be issued at the time of the Registered Exchange Offer in the aggregate principal amount of up to $195,000,000 upon receipt of a Company Order of the Company. In each case, the Company Order shall specify the amount of Securities to be authenticated, the names of the persons in which such Securities shall be registered and the date on which such Securities are to be authenticated and direct the Trustee to authenticate such Securities together with an Officer's Certificate certifying that all conditions precedent to the issuance of such Securities contained herein have been complied with. The aggregate principal amount of Securities outstanding at any time may not exceed $195,000,000, except as provided in Section 3.04 hereof.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same authenticating rights and duties as the Trustee in any dealings hereunder with the Company or with any Affiliate of the Company.

          The certificates representing the Securities will be issued in fully registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof. Except as described below, the Securities will be deposited with, or on behalf of, the Depository, and registered in the name of Cede & Co. as the Depository's nominee in the form of a global note certificate substantially in the form of Exhibit A-1 (the "Global Security").

          Securities purchased by or transferred to (i) Institutional Accredited Investors who are not Qualified Institutional Buyers, (ii) except as described below, persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act or (iii) any other persons who are not Qualified Institutional Buyers (collectively, "Non-Global Purchasers") will be issued in registered form without coupons substantially in the form of Exhibit

A-1 (the "U.S. Physical Securities"). Upon the transfer to a Qualified Institutional Buyer of U.S. Physical Securities initially issued to a Non-Global Purchaser, such U.S. Physical Security will be exchanged for an interest in the Global Security or in the Securities in the custody of the Trustee representing the principal amount of Securities being transferred.

          Securities purchased by persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act will be represented upon issuance by a temporary global note certificate substantially in the form of Exhibit A-1 (the "Offshore Physical Securities" and, together with the U.S. Physical Securities, the "Physical Securities") which will not be exchangeable for U.S. Physical Securities until the expiration of the "40-day restricted period" within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act. The Offshore Physical Securities will be registered in the name of, and be held by, an offshore physical security holder (the "Offshore Physical Security Holder") until the expiration of such 40-day period, at which time the Offshore Physical Securities will be delivered to the Trustee in exchange for Securities registered in the names requested by the Offshore Physical Security Holder. In addition, until the expiration of such 40-day period, transfers of interests in the Offshore Physical Securities can only be effected through the Offshore Physical Security Holder in accordance with the requirements of Section 3.17 hereof.

          Section 3.04. Temporary Securities.

          Until definitive Securities are prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, in any authorized denominations, but may have variations that the Company reasonably considers appropriate for temporary Securities as conclusively evidenced by the Company's execution of such temporary Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay but in no event later than the date that the Registered Exchange Offer is consummated. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of like tenor and of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          Section 3.05. Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being sometimes referred to herein as the "Securities Register") in which, subject to such reasonable regulations as the Securities Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby initially appointed Security Registrar for the purpose of registering Securities and transfers of Securities as herein provided.

          When Securities are presented to the Registrar or a co-Registrar with a request from the Holder of such Securities to register the transfer or exchange for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Securities are so presented for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 3.09, 10.10 or 9.06 hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security of any series claims that the Security has been lost, destroyed or wrongfully taken, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding, if the Holder of such Security furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security and an indemnity bond shall be posted, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's expenses in replacing such Security (including expenses of the Trustee charged to the Company) and the Trustee may charge the Company for the Trustee's expenses (including the reasonable fees and expenses of its agents and counsel) in replacing such Security.

          Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          Section 3.07. Payment of Interest; Interest Rights Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or
(b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection (a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the actual receipt by a Responsible Officer of the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special

     Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          Section 3.08. Persons Deemed Owners.

          Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Section 3.09. Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be returned to the Company.

          Section 3.10. Computation of Interest.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

          Section 3.11. Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day.

          Section 3.12. CUSIP Number.

          The Company in issuing the Securities may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number of either series of Securities.

          Section 3.13. Paying Agent To Hold Money in Trust.

          Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          Section 3.14. Treasury Securities.

          In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver, consent or notice, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

          Section 3.15. Deposits of Monies.

          Prior to 10:30 a.m. New York City time on each Interest Payment Date, maturity date and Change of Control Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date and Change of Control Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, maturity date and Change of Control Payment Date, as the case may be.

          Section 3.16. Book-Entry Provisions for Global Securities.

          (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 3.17. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount at maturity of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and principal amount of authorized denominations.

          (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount at maturity of Physical Securities of like tenor of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to subparagraphs (b) or (c) of this Section 3.16 shall, except as otherwise provided by paragraphs
(a)(l)(x) and (c) of Section 3.17, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Exhibit A-1.

          (f) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          Section 3.17. Special Transfer Provisions.

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any non-U.S. person:

          (1) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is not prior to the date which is two years (or such shorter period as may be prescribed by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original Issue Date of such Security (or of any Predecessor Security) or the last day on which the Company or any Affiliate of the Company was the owner of such Security or any Predecessor Security or (y) (1) in the case of a transfer to a person purporting to be an Institutional Accredited Investor which is not a QIB (excluding non-U.S. persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a person purporting to be a non-U.S. person, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

          (2) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (1) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures;

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of Outstanding Physical Securities) a decrease in the principal amount at maturity of a Global Security in an amount equal to the principal amount at maturity of the beneficial interest in a Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and principal amount of authorized denominations.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a person purporting to be a QIB (excluding transfers to non-U.S. persons):

          (1) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the transfer has been made in compliance with the exemption from registration under the Securities Act provided under Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that such transferee represents and warrants that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (2) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on the Security Register the date and an increase in the principal amount at maturity of the Global Security in an amount equal to the principal amount at maturity of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(l)(x) of this Section 3.17 exist, (ii) there is delivered to the Registrar an Opinion of Counsel satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

          (d) Other Transfers. If a Holder proposes to transfer a Security constituting a Restricted Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by
Section 3.17(a) and (b), the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB, non-U.S. person or Institutional Accredited Investor.

          (e) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.16 or this Section 3.17 for a period of two years at which time such letters, notices and other written communications shall be delivered to the Company. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any time during normal business hours upon the giving of reasonable prior written notice to the Registrar.


                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE


          Section 4.01. Company's Option To Effect Defeasance or Covenant Defeasance.

          The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 4.02 or Section 4.03 be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

          Section 4.02. Defeasance and Discharge.

          Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in
(a) and (b) below, and to have satisfied all its other Obligations under such Securities and this Indenture insofar as such Securities are concerned (and the

Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's Obligations with respect to such Defeased Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Securities.

          Section 4.03. Covenant Defeasance.

          Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company shall be released from its obligations under any covenant or provision contained in Sections 10.06 through
10.22 and Sections 15.04 through 15.06 and 15.08 through 15.17 and the provisions of Articles Eight, Eleven and Twelve shall not apply, with respect to the Defeased Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) or (d), but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

          Section 4.04. Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of either Section
4.02 or Section 4.03 to the Defeased Securities:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) U.S. dollars in an amount, or (b) Government Securities which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Securities upon redemption or at the Stated Maturity of such principal or installment of principal, premium, if any, or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to said payments with respect to the Securities;

          (2) No Default shall have occurred and be continuing on the date of such deposit;

          (3) Neither the Company nor any Subsidiary of the Company is an "insolvent person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (4) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest in violation of Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company;

          (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (6) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (8) The Company shall have delivered to the Trustee, an Opinion of Counsel to the effect that immediately following the ninety-first day after the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. Federal or state law;

          (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 4.02 or 4.03 was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04 and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

          Opinions required to be delivered under this Section may have such qualifications as are customary for opinions of the type required and acceptable to the Trustee.

          Section 4.05. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

          Subject to the proviso of the last paragraph of Section 10.03, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

          Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section
4.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to a Responsible Officer of the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

          Section 4.06. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture, the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and Government Securities in accordance with
Section 4.02 or 4.03, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money and Government Securities held by the Trustee or Paying Agent.


                                  ARTICLE FIVE

                                    REMEDIES


          Section 5.01. Events of Default.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of interest on the Securities issued thereunder when it becomes due and payable and continuance of such default for a period of 30 days or more (provided such 30-day grace period shall be inapplicable for the first four interest payments due on the Securities); or

          (ii) default in the payment of the principal of or premium, if any, on the Securities when due (including the failure to make a payment to purchase Securities pursuant to a Change of Control Offer or an Escrow Proceeds Offer); or

          (iii) default in the performance, or breach, of any covenant described under Section 10.18 or Article Eight; or

          (iv) default in the performance, or breach, of any covenant in this Indenture (other than defaults specified in clause (i), (ii) or (iii) above) or the Escrow Agreement, and continuance of such default or breach for a period of 30 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities (in each case, when such notice is deemed received in accordance with this Indenture); or

          (v) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $15.0 million or more under which the Company or a Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full and has not been paid in full (and such failure continues for a period of 30 days or more) or (b) such failure results in the acceleration of the final maturity of such Indebtedness (which acceleration has not been rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of such acceleration); or

          (vi) the Company shall assert or acknowledge in writing that the Escrow Agreement is invalid or unenforceable or any Guarantor shall assert or acknowledge in writing the invalidity of its Guarantee.

          (vii) one or more judgments, orders or decrees, not subject to appeal, for the payment of money of $15.0 million or more, either individually or in the aggregate (in all cases net of amounts covered by insurance for which coverage is not being challenged or denied), shall be entered against the Company or any of the Company's Significant Restricted Subsidiaries or any of their respective properties and shall not be discharged, paid or stayed within 60 days after the right of appeal has expired; or

          (viii) the Company or any Significant Restricted Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

                         (a) commences a voluntary case or proceeding;

                         (b) consents to the making of a Bankruptcy Order in an
                    involuntary case or proceeding or the commencement of any case against it;

                         (c) consents to the appointment of a Custodian of it or
                    for any substantial part of its property;

                         (d) makes a general assignment for the benefit of its
                    creditors;

                         (e) files an answer or consent seeking reorganization
                    or relief;

                         (f) shall admit in writing its inability to pay its
                    debts generally; or

                         (g) consents to the filing of a petition in bankruptcy;
                    or

          (ix) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Significant Restricted Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

          (x) a Custodian shall be appointed out of court with respect to the Company or any Significant Restricted Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Significant Restricted Subsidiary.

          Section 5.02. Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default with respect to the Securities (other than an Event of Default with respect to the Company described in clause (viii), (ix) or
(x) of the preceding paragraph) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in this Indenture or the Securities to the contrary, but subject to the provisions limiting payment described in Section 12.01, will become immediately due and payable; provided, however, that if there are any amounts or commitments outstanding under the Credit Facility, if an

Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Company described in clause (viii), (ix) or (x) of the preceding paragraph), the Securities shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of written notice of such acceleration of the Securities to the agent under the Credit Facility; provided that such Event of Default is then continuing and (y) the acceleration (ipso facto or otherwise) of any Indebtedness under the Credit Facility, but only if such Event of Default is then continuing. If an Event of Default specified in clause (viii), (ix) or (x) of the preceding paragraph with respect to the Company occurs under this Indenture, the outstanding Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in clause (v) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such discharge, cure or waiver, as the case may be, shall have been given to the Trustee by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default shall have occurred which has not been cured or waived during such 30-day period.

          After a declaration of acceleration, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than nonpayment of principal of, premium, if any, and accrued interest on the Securities that has become due solely as a result of the acceleration thereof, and if the rescission of acceleration would not conflict with any judgment or decree. Past defaults under this Indenture (except a default in the payment of the principal of, premium, if any, or interest on any Security issued thereunder or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders of such Securities) may be waived by the Holders of a majority in aggregate principal amount of the outstanding Securities.

          Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

          The Company covenants that if an Event of Default specified in Section 5.01(i), 5.01(ii) or 5.01(iii) (to the extent relating to the payment required by Section 10.18) shall have occurred and be continuing, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, at the expense of the Company, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein, or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

          Section 5.04. Trustee May File Proofs of Claims.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities, including the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 5.05. Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture, the Escrow Agreement or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

          Section 5.06. Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article, including such amounts held pursuant to the Escrow Agreement, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               First: to the Trustee for amounts due under Section 6.07;

               Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

               Third: to Holders for principal and premium, if any, amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and premium, if any; and

               Fourth: the balance, if any, to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 5.06.

          Section 5.07. Limitation on Suits.

          No Holder of any Security will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Securities under this Indenture shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall have not received from the Holders of a majority in aggregate principal amount of outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 45 days. However, such limitations do not apply to a suit instituted by a holder of a Security for enforcement of payment of the principal of and premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

          During the existence of an Event of Default under this Indenture, the Trustee is required to exercise such rights and powers vested in it under this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs. Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee security or indemnity satisfactory to it. Subject to certain provisions of this Indenture concerning the rights of the Trustee, the Holders of a majority in aggregate principal amount of the applicable issue of outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under this Indenture, or exercising any trust, or power conferred on the Trustee.

          It is understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Security, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

          Section 5.08. Unconditional Right of Holders To Receive Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the respective Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 5.09. Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 5.10. Rights and Remedies Cumulative.

          Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 5.11. Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 5.12. Control by Majority.

          The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that:

          (a) such direction shall not be in conflict with any rule of law or with this Indenture, the Escrow Agreement or any Security or expose the Trustee to personal liability; and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 5.13. Waiver of Past Defaults.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default

          (a) in the payment of the principal of, premium, if any, or interest on any Security or

          (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          Section 5.14. Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the respective Redemption Dates).

          Section 5.15. Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 5.16. Unconditional Right of Holders To Institute Certain
Suits.

          Notwithstanding any other provision in this Indenture, the Escrow Agreement and any other provision of any Security, the right of any Holder of any Security to receive payment of the principal of, premium, if any, and interest on such Security on or after the respective Stated Maturities (or the respective Redemption Dates, in the case of redemption) expressed in such Security, or after such respective dates, shall not be impaired or affected without the consent of such Holder.


                                   ARTICLE SIX

                                   THE TRUSTEE


          Section 6.01. Certain Duties and Responsibilities.

          (a) Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Escrow Agreement, and no implied covenants or obligations shall be read into this Indenture and the Escrow Agreement against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Escrow Agreement; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture and the Escrow Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Escrow Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that no provision of this Indenture and the Escrow Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture and the Escrow Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

          Section 6.02. Notice of Defaults.

          Within 30 days after the occurrence of any Default or Event of Default with respect to the outstanding Securities, the Trustee shall give the Holders notice of all uncured Defaults or Events of Default known to it; provided, however, that, except in the case of an Event of Default in payment with respect to such Securities or a Default or Event of Default in complying with Article Eight, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

          Section 6.03. Certain Rights of Trustee.

          Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution thereof;

          (c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Escrow Agreement at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture or the Escrow Agreement other than any liabilities arising out of its own gross negligence;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          Section 6.04. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

          The recitals contained herein, in the Escrow Agreement and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Escrow Agreement or of the Securities except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, to be supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

          Section 6.05. Trustee and Agents May Hold Securities; Collections;
Etc.

          The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Sections 6.08 and 6.13 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

          Section 6.06. Money Held in Trust.

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

          Section 6.07. Compensation and Indemnification of Trustee and Its Prior Claim.

          The Company covenants and agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company and the Trustee shall, from time to time, agree in writing; (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its gross negligence, bad faith or willful misconduct; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage, or expense (including taxes other than taxes based upon the income of the Trustee) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture, the Escrow Agreement or the trusts hereunder and its duties hereunder, including enforcement of this Section
6.07. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for such expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Company to the Trustee under this Section 6.07, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company held in trust for the benefit of the Holders of Securities.

          Section 6.08. Conflicting Interests.

          The Trustee shall be subject to and comply with the provisions of
Section 310(b) of the Trust Indenture Act.

          Section 6.09. Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have or be wholly owned by an entity having a combined capital and surplus of at least $50,000,000, and have a Corporate Trust Office in the Borough of Manhattan in The City of New York, State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 6.10. Resignation and Removal; Appointment of Successor
Trustee.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

          (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

          (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d) If at any time:

          (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act in accordance with Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution of its Board of Directors, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Section 6.11. Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of any and all amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

          No successor Trustee with respect to the Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

          Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the successor shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section
6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

          Section 6.12. Merger, Conversion, Amalgamation, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article to serve as Trustee hereunder.

          In case at the time such successor to the Trustee under this Section
6.12 shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee under this Section 6.12 may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have been authenticated.

          Section 6.13. Trustee's Application for Instructions from the Company.

          Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application concerning the action to be taken or omitted.


                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


          Section 7.01. Preservation of Information; Company To Furnish Trustee Names and Addresses of Holders.

          (a) The Trustee shall preserve the names and addresses of the Securityholders and otherwise comply with Section 312(a) of the Trust Indenture Act. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

          (b) The Company will furnish or cause to be furnished to the Trustee:

          (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

          Section 7.02. Communications of Holders.

          Holders may communicate with other Holders with respect to their rights under this Indenture or under the Securities pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other persons benefited by this Indenture shall have the protection afforded by
Section 312(c) of the Trust Indenture Act.

          Section 7.03. Reports by Trustee.

          Within 60 days after June 1 of each year commencing with the first June 1 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such June 1, in accordance with, and to the extent required under Section 313 of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Company, the SEC and with each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange or delisted therefrom.


                                  ARTICLE EIGHT

                         CONSOLIDATION, MERGER, SALE OF
                                  ASSETS, ETC.


          Section 8.01. Company May Consolidate, etc., Only on Certain Terms.

          The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not, and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of this Indenture, the Escrow Agreement and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default shall have occurred and be continuing; (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness under the proviso in Section 10.11; and (iv) the Company has delivered to the Trustee an opinion of counsel to the effect that the Holders will not recognize gain or loss for federal income tax purposes as a result of such transaction.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitute all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

          The meaning of the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear whether the foregoing provisions are applicable.

          Section 8.02. Successor Substituted.

          In the event of any transaction (other than a lease) described in and complying with the conditions listed above in which the Company is not the Surviving Person and the Surviving Person is to assume all of the Obligations of the Company under the Securities, this Indenture, the Escrow Agreement and the Registration Rights Agreement pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged from its Obligations under this Indenture, the Escrow Agreement and the Securities.

          For all purposes of this Indenture and the Securities (including the provision of this Section 8.02 and the covenants described in Sections 10.11,
10.13 and 10.15), Subsidiaries of any Surviving Entity shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries pursuant to and in accordance with Section 10.14.


                                  ARTICLE NINE

                       SUPPLEMENTAL INDENTURES AND WAIVERS


          Section 9.01. Supplemental Indentures, Agreements and Waivers Without Consent of Holders.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form and substance satisfactory to the Trustee, or waiver for any of the following purposes:

          (a) to evidence the succession of another person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities;

          (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, as applicable, herein, in the Securities, as the case may be;

          (c) to cure any ambiguity, to correct or supplement any provision herein, in the Securities which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture and the Securities; provided, however, that, in each case, such provisions shall not materially adversely affect the interests of the Holders;

          (d) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 hereof or otherwise;

          (e) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder; or

          (f) to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of this Indenture Obligations or to amend, modify or supplement the Escrow Agreement to insure a first priority perfected security interest on the Collateral in favor of the Trustee;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change, agreement or waiver does not materially adversely affect the interests or legal rights of any Holders.

          Section 9.02. Supplemental Indentures, Agreements and Waivers with Consent of Holders.

          With the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or the Escrow Agreement, or of modifying in any manner the rights of the Holders under this Indenture or the Securities or the Escrow Agreement. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, no such supplemental indenture, agreement or instrument, including any waiver pursuant to Section 5.13, shall, without the written consent or waiver of the Holder of each Outstanding Security affected thereby:

          (a) reduce the principal amount of, change the fixed maturity of, or alter the redemption provisions of, the Securities;

          (b) change the currency in which any Securities or amounts owing thereon are payable;

          (c) reduce the percentage of the aggregate principal amount outstanding of Securities which must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Securities;

          (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

          (e) waive a default in payment with respect to the Securities;

          (f) reduce the rate or extend the time for payment of interest on the Securities;

          (g) following the occurrence of a Change of Control or an Asset Sale, alter the Company's obligation to purchase the Securities in accordance with this Indenture or waive any default in the performance thereof;

          (h) affect the obligations of the Company to make an Escrow Proceeds Offer or alter its obligation to purchase the Securities pursuant to an Escrow Proceeds Offer in accordance with this Indenture or waive any default in the performance thereof;

          (i) affect the ranking of the Securities in a manner adverse to the Holder;

          (j) release any Guarantee except in compliance with the terms of this Indenture; or

          (k) release any Liens created by the Escrow Agreement except in accordance with the terms of the Escrow Agreement.

          Upon the written request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture or other agreement, instrument or waiver.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 9.03. Execution of Supplemental Indentures, Agreements and Waivers.

          In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
6.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Securities entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver
(a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company or any Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Securities or otherwise.

          Section 9.04. Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article Nine, this Indenture and/or the Securities shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture and/or the Securities, as the case may be, for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 9.05. Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 9.06. Reference in Securities to Supplemental Indentures.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Securities.

          Section 9.07. Record Date.

          The Company may, but shall not be obligated to, fix, a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          Section 9.08. Revocation and Effect of Consents.

          Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if a notation of the consent is not made on any Security. However, any such Holder, or subsequent Holder, may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                   ARTICLE TEN

                                    COVENANTS


          Section 10.01. Payment of Principal, Premium and Interest.

          The Company will duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

          Section 10.02. Maintenance of Office or Agency.

          The Company will maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee at its Corporate Trust Office will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          Section 10.03. Money for Security Payments To Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

          If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal of, premium, if any, or interest on the Securities;

          (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

          Section 10.04. Corporate Existence.

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided, further, that the foregoing will not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

          Section 10.05. Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Restricted Subsidiaries; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicable or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted.

          Section 10.06. Maintenance of Properties.

          The Company will cause all material properties owned by the Company or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.06 will prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

          Section 10.07. Insurance.

          The Company will at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually and customarily so insured by corporations similarly situated and owning like properties.

          Section 10.08. Books and Records.

          The Company will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company in accordance with GAAP.

          Section 10.09. Reports.

          Whether or not it has a class of securities registered under the Exchange Act, the Company will furnish without cost to each Holder and file with the Trustee and, following the effectiveness of any Exchange Offer Registration Statement or a Shelf Registration Statement (each as defined in the Registration Rights Agreement), file with the SEC (i) within the applicable time period required under the Exchange Act, after the end of each fiscal year of the Company, the information required by Form 10-K (or any successor form thereto) under the Exchange Act with respect to such period, (ii) within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of the Company, the information required by Form 10-Q (or any successor form thereto) under the Exchange Act with respect to such period and (iii) any current reports on Form 8-K (or any successor forms) required to be filed under the Exchange Act.

          Section 10.10. Change of Control.

          In the event of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company will notify the Holders in writing of such occurrence and will make an offer to purchase (the "Change of Control Offer"), on a Business Day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Securities then outstanding at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date. Notice of a Change of Control Offer shall be mailed by the Company to the Holders within 30 days after the Change of Control Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date.

          Prior to the mailing of the notice, but in any event within 30 days following any Change of Control, the Company covenants to either (i) repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Facility and all other Senior Debt to permit the repurchase of the Securities. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described in this Section 10.10. The Company's failure to comply with the two immediately preceding sentences shall constitute an Event of Default described in Section 5.01(iv) and not in Section 5.01(ii).

          The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a) that the Change of Control Offer is being made pursuant to this
     Section 10.10 and that all Securities tendered into the Change of Control Offer will be accepted for payment;

          (b) the purchase price (including the amount of accrued interest, if any) for each Security, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

          (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company shall default in the payment of the purchase price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

          (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m.,

     New York City time, on the Change of Control Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Securities the Holders delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

          (g) that Holders whose Securities are purchased only in part will be issued Securities of like tenor equal in principal amount to the unpurchased portion of the Securities surrendered;

          (h) the instructions that Holders must follow in order to tender their Securities; and

          (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the SEC, the comparable reports prepared pursuant to
     Section 10.09), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would, in the good faith judgment of the Company, be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer.

          On the Change of Control Payment Date, the Company will (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new

Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

          The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations and any applicable requirements of any securities exchange on which the Securities are listed conflict with the provisions of this Section 10.10, the Company will comply with the applicable securities laws and regulations and requirements and shall not be deemed to have breached its obligations under this Section 10.10 by virtue thereof.

          Section 10.11. Limitation on Additional Indebtedness.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur, contingently or otherwise, any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness; provided that the Company will be permitted to Incur Indebtedness, and any Restricted Subsidiary will be able to Incur Acquired Indebtedness, if, at the time of and immediately after giving pro forma effect to such Incurrence (including the application of the net proceeds therefrom), the Debt to Operating Cash Flow Ratio of the Company would be less than or equal to 6.5 to 1.0.

          Section 10.12. Statement by Officers as to Default.

          (a) The Company will deliver to the Trustee, within 95 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by the chairman or a chief executive officer, the principal financial officer or principal accounting officer of the Company, stating (i) that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Escrow Agreement, and (ii) that, to the knowledge of each officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and the Escrow Agreement and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto).

          (b) When any Default under this Indenture or a default under the Escrow Agreement has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness (other than Indebtedness evidenced by the Securities) in the principal amount of less than $5,000,000), the Company will promptly notify a Responsible Officer of the Trustee of such Default, notice or action and will deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

          Section 10.13. Limitation on Liens.

          The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom to secure any Indebtedness unless (i) in the case of Liens securing Subordinated Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Indebtedness with a Lien on the same properties and assets securing Indebtedness for as long as such Indebtedness is secured by such Lien except for (i) Liens on property or assets of the Company (other than the Escrow Account) securing any Senior Indebtedness or on property or assets of Restricted Subsidiaries securing guarantees of Senior Indebtedness or on any property or assets of the Company or any Restricted Subsidiary securing any unsubordinated Indebtedness of any Restricted Subsidiary, (ii) Permitted Liens on property or assets (other than the Escrow Account) or (iii) Liens on the Escrow Account to secure the Securities.

          Section 10.14. Designation of Unrestricted Subsidiaries.

          (a) The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) at the time of and after giving effect to such Designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the proviso in Section 10.11; and

          (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of or subclause (iv) of the second paragraph of Section 10.15 in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest of the Company and the Restricted Subsidiaries in such Subsidiary on such date.

          Notwithstanding the above, no Subsidiary of the Company shall be designated an Unrestricted Subsidiary if such Subsidiary distributes, directly or indirectly, DIRECTV Services pursuant to an agreement with the NRTC or has any right, title or interest in the revenue or profits in, or holds any Lien in respect of, any such agreement.

          Neither the Company nor any Restricted Subsidiary shall at any time
(x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or (z) be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except, in the case of clause (x) or (y), to the extent otherwise permitted under the terms of this Indenture, including, without limitation, pursuant to Section 10.15 and
Section 10.18.

          (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

          All Designations and Revocations must be evidenced by a Board Resolution, delivered to the Trustee, certifying compliance with the foregoing provisions.

          Section 10.15. Limitation on Restricted Payments.

          The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

          (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

          (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness under the Debt to Operating Cash Flow Ratio set forth in Section 10.11; and

          (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments and Designation Amounts declared or made on or after the Issue Date does not exceed an amount equal to the sum of, without duplication, (a) the difference between (x) the Cumulative Operating Cash Flow determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment and (y) 150% of Cumulative Consolidated Interest Expense determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment, plus (b) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Subsidiary of the Company) of its Qualified Equity Interests after the Issue Date, plus (c) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary after the Issue Date upon the conversion of, or exchange for, Indebtedness of the Company or a Restricted Subsidiary that has been converted into or exchanged for Qualified Equity Interests of the Company, plus (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (other than an Investment made pursuant to clause (iv) of the following paragraph) made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of: (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, plus (e) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 10.14, the Company's proportionate interest equal to the Fair Market Value of any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 10.14 not to exceed in any case the Designation Amount with respect to such Restricted Subsidiary upon its Designation, minus (f) the greater of (i) $0 and (ii) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company that has been Designated as an Unrestricted Subsidiary after the Issue Date in accordance with Section
     10.14 and minus (g) 50% of the aggregate principal amount of outstanding Indebtedness included in the calculation of clause (d) of the definition of Permitted Indebtedness at the time of such Restricted Payment. For purposes of the preceding clauses (b) and (c) and without duplication and for purposes of the definition of Total Incremental Invested Equity, the value of the aggregate net cash proceeds received by the Company upon the issuance of Qualified Equity Interests either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash received by the Company upon the conversion, exchange or exercise thereof.

          The provisions of this covenant shall not prohibit: (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture; (ii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company (A) in exchange for or conversion into or (B) out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Equity Interests); provided that any such net cash proceeds pursuant to the immediately preceding subclause (B) are excluded from clause (iii)(b) of the preceding paragraph; (iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip), or out of the net cash proceeds of a substantially concurrent issue or sale (other than to a Subsidiary of the Company) of, (A) Equity Interests (other than Disqualified Equity Interests) of the Company; provided that any such net cash proceeds, to the extent so used, are excluded from clause (iii) of the preceding paragraph, and/or (B) other Subordinated Indebtedness, having a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being purchased, redeemed, defeased or otherwise acquired or retired; (iv) Investments constituting Restricted Payments in Persons engaged primarily in a Permitted Business in an amount not to exceed $10.0 million outstanding at any time; (v) the making of any Investment in or payment of any dividend or distribution to Holdings for bona fide costs and operating expenses of Holdings directly related to the operations of the Company and its Subsidiaries; and (vi) the payment of any dividend or distribution to Holdings to enable it to purchase, redeem, or otherwise acquire or retire for value Equity Interests of Holdings held by employees or former employees of Holdings, the Company or any Subsidiary of Holdings or the Company (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment, not to exceed $1.0 million in any year or $3.0 million in the aggregate since the Issue Date plus, in each case, the amount of the net proceeds received by the Company, Holdings or any such Subsidiary from life insurance policies on the life of the employee whose Equity Interests are being purchased, redeemed or otherwise acquired or retired for value.

          In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.

          In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (iv) and (vi) of the second preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (ii), (iii) and (v) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

          Section 10.16. Limitation on Other Senior Subordinated Debt.

          The Company will not, directly or indirectly, Incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any other Indebtedness of the Company and (ii) senior in right of payment to the Securities.

          Section 10.17. Limitation on Dividends and Other Payment Restrictions
                         Affecting Restricted Subsidiaries.

          The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary,
(b) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary, or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Credit Facility or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the Credit Facility or such other agreement on the Issue Date; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices (including, without limitation, non-assignment provisions in agreements between the Company or any Restricted Subsidiary and the NRTC with respect to DBS services); (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section
10.18 to the extent applicable thereto; or (vii) refinancing Indebtedness permitted under clause (h) of the definition of Permitted Indebtedness; provided, however, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing.

          Section 10.18. Disposition of Proceeds of Asset Sales.

          The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and
(b) at least 85% of such consideration consists of (A) cash or Cash Equivalents,
(B) properties and capital assets to be used in a Permitted Business and/or (C) Equity Interests in one or more Persons that are primarily engaged in a Permitted Business so long as upon the consummation of any sale in accordance with this clause (C), such Person becomes a Wholly Owned Restricted Subsidiary; provided, however, that, in the case of sales pursuant to clauses (B) and (C) not involving solely an exchange of a Permitted Business and cash (if any), if the Fair Market Value of the assets sold or otherwise disposed of in a single transaction or series of transactions exceeds $5.0 million, the Company shall be required to obtain the written opinion from an Independent Financial Advisor

(and file such opinion with the Trustee) stating that the terms of such Asset Sale are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Asset Sale. The amount of any (i) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries and (ii) notes or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries. Notwithstanding the foregoing, during the term of the Securities, the Company and the Restricted Subsidiaries may engage in Asset Sales involving $10.0 million or more without complying with clause (b) of the first sentence of this paragraph.

          Notwithstanding the foregoing, the Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, (ii) apply such Net Cash Proceeds to repay Specified Indebtedness and, by written notice to the Trustee and the holders (the "Permitted Debt Reduction"), elect to permanently reduce the amount of Specified Indebtedness that may be incurred as Permitted Indebtedness under
Section 10.11 by an amount equal to the amount of such Net Cash Proceeds, (iii) apply such Net Proceeds to acquire, construct or improve properties and capital assets to be used on a Permitted Business within 365 days after the receipt thereof or (iv) any combination of the foregoing.

          To the extent that all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause
(i), (ii) or (iii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 365th day, make an offer to purchase ("Offer to Purchase") all outstanding Securities up to a maximum principal amount of Securities equal to the Note Pro Rata Share, at a purchase price in cash equal to 100% of the principal amount of Securities, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

          In the event that the terms of any Other Pari Passu Indebtedness requires that an offer to purchase be made to repurchase such Indebtedness upon the consummation of any Asset Sale (the "Other Indebtedness"), the Company may use the Unutilized Net Cash Proceeds otherwise required to be used to make an Offer to Purchase or to retire such Other Pari Passu Indebtedness and to make an Offer to Purchase so long as the amount of such Unutilized Net Cash Proceeds available to be applied to purchase the Securities is not less than the Note Pro Rata Share. With respect to any Unutilized Net Cash Proceeds, the Company shall make the Offer to Purchase in respect thereof at the same time as the analogous offer to purchase is made under any Other Indebtedness and the Purchase Date in respect thereof shall be the same under this Indenture as the Purchase Date in respect thereof pursuant to any Other Indebtedness.

          With respect to any Offer to Purchase effected pursuant to this covenant, to the extent that the principal amount of the Securities tendered pursuant to such Offer to Purchase exceeds the Note Pro Rata Share to be applied to the purchase thereof, such Securities shall be purchased pro rata based on the principal amount of such Securities tendered by each holder.

          The notice, which shall govern the terms of the Offer to Purchase, shall include such disclosures as are required by law and shall state:

          1. (a) that the Offer to Purchase is being made pursuant to this
          Section 10.18 and that all Securities tendered into the Offer to Purchase will be accepted for payment;

          2. (b) the purchase price (including the amount of accrued interest, if any) for each Security, the Purchase Date and the date on which the Offer to Purchase expires;

          3. (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          4. (d) that, unless the Company shall default in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

          5. (e) that Holders electing to have Securities purchased pursuant to an Offer to Purchase will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          6. (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Purchase Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Securities the Holders delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

          7. (g) that Holders whose Securities are purchased only in part will be issued Securities of like tenor equal in principal amount to the unpurchased portion of the Securities surrendered; and

          8. (h) the instructions that Holders must follow in order to tender their Securities.

          On the Purchase Date, the Company will (i) accept for payment Securities or portions thereof tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Offer to Purchase not later than the first Business Day following the Purchase Date.

          In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

          Each Holder of Securities shall be entitled to tender all or any portion of the Securities owned by such holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal face amount and subject to any proration among tendering holders as described above.

          Section 10.19. Limitation on Issuances and Sales of Preferred Equity
                         Interests by Restricted Subsidiaries.

          The Company (i) will not permit any Restricted Subsidiary to issue any Preferred Equity Interests (other than to the Company or a Restricted Subsidiary) and (ii) will not permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Equity Interests of any Restricted Subsidiary.

          Section 10.20. Limitations on Conduct of Business of the Company.

          The Company will not, and will not permit any of the Restricted Subsidiaries to, be primarily engaged in any business, except for a Permitted Business.

          Section 10.21. Limitation on Transactions with Affiliates.

          The Company will not, and will not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions that are similar or part of a common plan) with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Common Stock of the Company or any officer or director of the Company (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $5.0 million shall be approved by a majority of the Board of Directors, such approval to be evidenced by a board resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions. In addition to the foregoing, each Affiliate Transaction involving aggregate consideration of $10.0 million or more shall be approved by a majority of the Disinterested Directors; provided that, in lieu of such approval by the Disinterested Directors, the Company may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view.

          Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law; (iii) any transactions undertaken pursuant to any other contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) any Restricted Payments made in compliance with Section 10.15; (v) loans, advances and reimbursements to officers, directors and employees of the Company and the Restricted Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices; (vi) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof; (vii) the sale of products or property by any Person to the Company or a Restricted Subsidiary, or by the Company or any Restricted Subsidiary to any Person, in the ordinary course of business and consistent with past practice; and (viii) the issuance and sale by the Company of Qualified Equity Interests.

          Section 10.22. Limitation on Guarantees by and Certain Indebtedness of
                         Restricted Subsidiaries.

          The Company will not permit any Restricted Subsidiary, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to (x) any Indebtedness of the Company or (y) any Indebtedness of any such Restricted Subsidiary that is expressly subordinated in right of payment to any other Indebtedness of such Restricted Subsidiary, except for Indebtedness incurred under clauses (f), (g) or (j) of the definition of "Permitted Indebtedness," unless, in either such case, (a) such Restricted Subsidiary executes and delivers, or has executed and delivered, a supplemental indenture to this Indenture providing a guarantee of payment of the Securities by such Restricted Subsidiary in the form required by this Indenture (the "Guarantee") and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Securities, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions not less favorable to the Holders than those contained in this Indenture or similar document governing such subordinated Indebtedness. The Company may elect to cause any Restricted Subsidiary to become a Guarantor by providing a Guarantee. Any Guarantee shall contain subordination provisions and definitions that are substantively the same as those applicable to the Securities.

          Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any other Person, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph or otherwise; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Equity Interests in, or all or substantially all of the assets of, such Restricted Subsidiary; provided, however, that (a) such sale or disposition of such Equity Interests or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

          Section 10.23. Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any other obligor on the Securities will furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

          (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 10.24. Escrow Account.

          (a) The Company shall, on the date of this Indenture, enter into the Escrow Agreement and, pursuant thereto, shall place the Initial Escrow Amount in the Escrow Account held by the Escrow Agent for the benefit of the Holders and the Trustee.

          (b) In the event that on or before the Required Filing Date (as defined in the Escrow Agreement), the Available Escrow Proceeds (as defined in the Escrow Agreement) have not been released in accordance with the requirements of Section 3A of the Escrow Agreement, the Company shall, within five Business Days of the Required Filing Date, make an offer (an "Escrow Proceeds Offer") to purchase all Outstanding Securities at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (the "Escrow Proceeds Offer Purchase Date"). The Company shall provide the Escrow Agent with a notice of Escrow Proceeds Offer, which shall govern the terms of the Escrow Proceeds Offer. Such notice shall include such disclosures as are required by law and shall state:

          (1) that the Escrow Proceeds Offer is being made pursuant to this
     Section 10.24 and that all Securities tendered into the Escrow Proceeds Offer will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest, if any) for each Security, the Escrow Proceeds Offer Purchase Date and the date on which the Escrow Proceeds Offer expires;

          (3) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (4) that, unless the Company shall default in the payment of the purchase price, any Security accepted for payment pursuant to the Escrow Proceeds Offer shall cease to accrue interest after the Escrow Proceeds Offer Purchase Date;

          (5) that Holders electing to have Securities purchased pursuant to a Escrow Proceeds Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Escrow Proceeds Offer Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (6) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Escrow Proceeds Offer Purchase Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Securities the Holders delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

          (7) that Holders whose Securities are purchased only in part will be issued Securities of like tenor equal in principal amount to the unpurchased portion of the Securities surrendered; and

          (8) the instructions that Holders must follow in order to tender their Securities.

          On the Escrow Proceeds Offer Purchase Date, the Company will (i) accept for payment Securities or portions thereof tendered pursuant to the Escrow Proceeds Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the

Trustee shall promptly authenticate and mail or deliver to such Holders a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Escrow Proceeds Offer not later than the first Business Day following the Escrow Proceeds Offer Purchase Date.

          The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations and any applicable requirements of any securities exchange in which the Securities are listed, in connection with the repurchase of Securities pursuant to a Escrow Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.10, the Company will comply with the applicable securities laws and regulations and requirements and shall not be deemed to have breached its obligations under this Section 10.24 by virtue thereof.


                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES


          Section 11.01. Right of Redemption.

          If the Company elects to redeem Securities pursuant to Paragraph 5 of the Initial Notes or Paragraph 4 of the Exchange Notes, it shall notify the Trustee of the Redemption Date and principal amount of Securities to be redeemed.

          Section 11.02. Applicability of Article.

          Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          Section 11.03. Election To Redeem; Notice to Trustee.

          The election of the Company to redeem any Securities pursuant to
Section 11.01 shall be evidenced by a Board Resolution and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

          Section 11.04. Selection by Trustee of Securities To Be Redeemed.

          In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or such other method as the Trustee in its sole discretion deems appropriate and just; provided that any redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to procedures of the Depository). No Securities of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Security. Upon giving of a redemption notice, interest on Securities called for redemption will cease to accrue from and after the date fixed for redemption (unless the Company defaults in providing the funds for such redemption) and such Securities will cease to be outstanding.

          The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          Section 11.05. Notice of Redemption.

          Notice of redemption will be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the Security Register.

          All notices of redemption will fully identify the Securities and will state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

          (iv) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof shall be issued;

          (v) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (vi) that on the Redemption Date the Redemption Price shall become due and payable upon each such Security or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

          (vii) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

          (viii) the CUSIP number relating to such Securities; and

          (ix) the paragraph of the Securities pursuant to which the Securities are being redeemed.

          Notice of redemption of Securities to be redeemed at the election of the Company will be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

          The notice if mailed in the manner herein provided will be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part will not affect the validity of the proceedings for the redemption of any other Security.

          Section 11.06. Deposit of Redemption Price.

          On or prior to any Redemption Date, the Company will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

          Section 11.07. Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed will, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities will cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security will be paid by the Company at the Redemption Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 3.07.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Security.

          Section 11.08. Securities Redeemed or Purchased in Part.

          Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Company, the Security Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.


                                 ARTICLE TWELVE

                           SUBORDINATION OF SECURITIES


          Section 12.01. Securities Subordinate to Senior Indebtedness.

          The Company covenants and agrees, and each Holder, by his acceptance of a Security, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Twelve, the Indebtedness represented by the Securities and the payment of the Indenture Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness. Without limiting the generality of the definition of Senior Indebtedness, "Senior Indebtedness" shall include the payment of interest, including interest that would accrue but for the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not such claim is allowable in such proceeding.

          This Article Twelve shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

          To the extent Holders seek to realize upon Collateral prior to the Release Date following an exercise of remedies under this Indenture or Available Escrow Proceeds are required to be applied to fund an Escrow Proceeds Offer, the subordination provisions contained in the Article Twelve will not apply to the Collateral or the Available Escrow Proceeds or the funds represented thereby or derived therefrom.

          Section 12.02. Payment Over of Proceeds upon Dissolution, Etc.

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event:

          (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all amounts due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character by or on behalf of the Company (excluding Permitted Junior Securities) on account of the Indenture Obligations or for the acquisition, redemption or other purchase of any Indenture Obligations for cash, property or otherwise;

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash, Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 12.02, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Securities before all Senior Indebtedness is paid in full in cash or Cash Equivalents, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this
Article if the person formed by such consolidation or the Surviving Entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Eight.

          Section 12.03. Suspension of Payment When Senior Indebtedness in Default.

          (a) Unless Section 12.02 shall be applicable, upon (1) the occurrence of a Payment Default and (2) receipt by the Trustee and the Company from the Senior Representatives of written notice of such occurrence, then no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by or on behalf of the Company on account of the Indenture Obligations or for the acquisition, redemption or other purchase of any Indenture Obligations for cash, property or otherwise, unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

          (b) Unless Section 12.02 shall be applicable, upon (1) the occurrence of a Non-payment Default and (2) receipt by the Trustee and the Company from the Senior Representatives of written notice of such occurrence, no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities payments from the Escrow Account, and payments from any trust created pursuant to Section 4.04) shall be made by the Company on account of the Indenture Obligations or on account of the purchase or redemption or other acquisition of Indenture Obligations for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earliest to occur of the following events (subject to any blockage of payments that may then be in effect under subsection (a) of this Section 12.03) (w) 179 days will have elapsed since receipt of such written notice by the Trustee (provided such Designated Senior Indebtedness will not theretofore have been accelerated), (x) such Non-payment Default is cured or waived or shall have ceased to exist, (y) such Designated Senior Indebtedness is discharged or paid in full or (z) such Payment Blockage Period will have been terminated by written notice to the Company and the Trustee from the Senior Representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness, after which, in the case of clause (w), (x),
(y) or (z), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any consecutive 360-day period and no Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period based upon any new events that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose). In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice referred to in clause (2) hereof and there must be a 181 consecutive day period in any 360 consecutive day period during which no Payment Blockage Period is in effect.

          (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 12.03, then and in such event such payment shall be paid over and delivered forthwith to the Holders (or their Senior Representatives) or as a court of competent jurisdiction shall otherwise direct.

          Section 12.04. Trustee's Relation to Senior Indebtedness.

          With respect to the holders of Senior Indebtedness in cash or Cash Equivalents, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other personal moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

          Section 12.05. Subrogation to Rights of Holders of Senior
                         Indebtedness.

          Upon the payment in full of all Senior Indebtedness in cash or Cash Equivalents, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Twelve, and no payments over pursuant to the provisions of this Article Twelve to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash or Cash Equivalents.

          Section 12.06. Provisions Solely To Define Relative Rights.

          The provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 12.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 12.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 12.03(c).

          The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

          Section 12.07. Trustee To Effectuate Subordination.

          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Securities.

          Section 12.08. No Waiver of Subordination Provisions.

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section 12.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligation hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

          Section 12.09. Notice to Trustee.

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article Twelve or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 12.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

          (b) Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          Section 12.10. Reliance on Judicial Order or Certificate of
                         Liquidating Agent.

          Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee, subject to the provisions of Section 6.0l and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Twelve.

          Section 12.11. Rights of Trustee as a Holder of Senior Indebtedness;
                         Preservation of Trustee's Rights.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

          Section 12.12. Article Applicable to Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Twelve shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Twelve in addition to or in place of the Trustee; provided, however, that Section 12.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          Section 12.13. No Suspension of Remedies.

          Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Senior indebtedness.


                                ARTICLE THIRTEEN

                           SATISFACTION AND DISCHARGE


          Section 13.01. Satisfaction and Discharge of Indenture.

          This Indenture shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either

          (a) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

          (b) (i) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of money in dollars sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

          (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (iii) the Company has delivered to the Trustee (i) irrevocable instructions to apply the deposited money toward payment of the Securities at the Stated Maturities and the Redemption Dates thereof, and (ii) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this
Section 13.01, the obligations of the Trustee under Section 13.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

          Section 13.02. Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such money has been deposited with the Trustee.

                                ARTICLE FOURTEEN

                             COLLATERAL AND SECURITY


          Section 14.01. Escrow Agreement.

          (a) Prior to the Release Date, all of the Company's Indenture Obligations, and following the Release Date, only the due and punctual payment of the interest on the Securities when and as the same shall be due and payable on each of the first four Interest Payment Dates, at maturity or by acceleration, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities, shall be secured as provided in the Escrow Agreement which the Company, the Escrow Agent and the Trustee have entered into simultaneously with the execution of this Indenture. Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Escrow Agent and the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of the Escrow Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Securities, according to the intent and purposes expressed in the Escrow Agreement. The Company shall take any and all actions reasonably required to cause the Escrow Agreement to create and maintain (to the extent possible under applicable law), as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Trustee, predecessor trustees, and the Holders, superior to and prior to the rights of all third persons and subject to no other Liens. The Trustee shall have no responsibility for perfecting or maintaining the perfection of the Trustee's security interest in the Collateral or for filing any instrument, document or notice in any public office at any time or times.

          (b) The Escrow Agreement shall further provide that in the event a portion of the Securities has been retired by the Company, depending upon the amount available in the Escrow Account, funds representing the interest payments which have not previously been made on such retired Securities shall, upon the written request of the Company to the Escrow Agent and the Trustee, be paid to the Company upon compliance with the release of collateral provisions of the TIA and upon receipt of a notice relating thereto from the Trustee.

          Section 14.02. Recording and Opinions.

          (a) The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture (but in no event later than five Business Days after the Issue Date) an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Escrow Agreement and reciting with respect to the security interests in the Collateral the details of such action, or (ii) stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

          (b) The Company shall furnish to the Escrow Agent and the Trustee on August 1, 1998, and on each August 1 thereafter until the date upon which the balance of Available Funds (as defined in the Escrow Agreement) shall have been reduced to zero, an Opinion of Counsel, dated as of such date, either (i) stating that (A) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements and other instruments of further assurance as is necessary to maintain the Lien of the Escrow Agreement and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Trustee hereunder and under the Escrow Agreement with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

          Section 14.03. Release of Collateral.

          (a) Subject to subsections (b), (c) and (d) of this Section 14.03, Collateral may be released from the Lien and security interest created by the Escrow Agreement only in accordance with the provisions of the Escrow Agreement.

          (b) No Collateral shall be released from the Lien and security interest created by the Escrow Agreement pursuant to the provisions of the Escrow Agreement, other than to the Holders pursuant to the terms thereof, unless there shall have been delivered to the Trustee the certificate required by Section 14.03(d) and Section 14.04.

          (c) At any time when a Default shall have occurred and be continuing and the maturity of the Securities issued on the Issue Date shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Escrow Agreement, and no release of Collateral in contravention of this Section 14.03(c) shall be effective as against the Holders, except for the disbursement of all Available Funds (as defined in the Escrow Agreement) to the Trustee pursuant to Section 3 of the Escrow Agreement.

          (d) To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Escrow Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

          Section 14.04. Certificates of the Company.

          The Company shall furnish to the Trustee, prior to any proposed release of Collateral other than pursuant to the express terms of the Escrow Agreement, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA
Section 314(d). The Trustee may, to the extent permitted by Section 6.01 and
Section 6.03, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

          Section 14.05. Authorization of Actions To Be Taken by the Trustee
                         Under the Escrow Agreement.

          Subject to the provisions of Section 6.01 and Section 6.03, the Trustee may, without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Escrow Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Escrow Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

          Section 14.06. Authorization of Receipt of Funds by the Trustee Under
                         the Escrow Agreement.

          The Trustee is authorized to receive any funds for the benefit of the Holders disbursed under the Escrow Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

          Section 14.07. Termination of Security Interest.

          Upon satisfaction of the conditions in the Escrow Agreement relating to the release of the Collateral, the Trustee shall, at the written request of the Company, release the Liens pursuant to this Indenture and the Escrow Agreement upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

                                 ARTICLE FIFTEEN

                             GUARANTEE OF SECURITIES


          Section 15.01. Unconditional Guarantee.

          Subject to the provisions of this Article Fifteen, each Guarantor hereby jointly and severally unconditionally guarantees (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of the Company pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantor to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other Indenture Obligations will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Indenture Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under such Guarantor's Guarantee, and shall entitle the Holders to accelerate the obligations of such Guarantor in the same manner and to the same extent as the obligations of the Company. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Fourteen, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

          Section 15.02. Execution and Delivery of Guarantee.

          To further evidence the Guarantee set forth in Section 15.01, each Guarantor hereby agrees that a notation of such Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of each Guarantor.

          Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 15.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

          If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

          Section 15.03. Additional Guarantor.

          Any person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions (including the representations and warranties) of this Indenture as a Guarantor, (b) in the event that as of the date of such supplemental indenture any Registrable Securities are outstanding, an instrument in form and substance satisfactory to the Trustee which subjects such person to the provisions of the Registration Rights Agreement with respect to such outstanding Registrable Securities and (c) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

          Section 15.04. Guarantee Obligations Subordinated to Guarantor Senior
                         Indebtedness.

          Each Guarantor covenants and agrees, and each Holder, by its acceptance of a Security, likewise covenants and agrees, that all payments pursuant to the Guarantee by such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article Fifteen to the prior payment in full in cash or Cash Equivalents or, as acceptable to the holders of Guarantor Senior Indebtedness of such Guarantor, in any other manner, of all Guarantor Senior Indebtedness of such Guarantor. Without limiting the generality of the definition of Guarantor Senior Indebtedness, "Guarantor Senior Indebtedness" shall include the payment of interest, including interest that would accrue but for the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not such claim is allowable in such proceeding.

          The following Sections 15.04 through 15.17 of this Article Fifteen shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Indebtedness of any Guarantor; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

          To the extent Holders seek to realize upon Collateral prior to the Release Date following an exercise of remedies under this Indenture or Available Escrow Proceeds are required to be applied to fund an Escrow Proceeds Offer, the subordination provisions of this Article 15 will not apply to the Collateral or the Available Escrow Proceeds or the funds represented thereby or derived therefrom.

          Section 15.05. Payment over of Proceeds upon Dissolution, Etc. of a
                         Guarantor.

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Guarantor, then and in any such event:

          (1) the holders of all Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to the holders of such Guarantor Senior Indebtedness, in any other manner, of all amounts due on or in respect of all such Guarantor Senior Indebtedness, or provision shall be made for such payment, before the Holders of the Securities are entitled to receive, pursuant to this Guarantee, any payment or distribution of any kind or character by or on behalf of such Guarantor (excluding Permitted Junior Securities) on account of the Indenture Obligations or for the acquisition, redemption or other purchase of any Indenture Obligations for cash, property or otherwise; and

          (2) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article Fourteen shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of

     Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash, Cash Equivalents or, as acceptable to the holders of such Guarantor Senior Indebtedness, in any other manner, of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 15.05, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, in respect of any of the obligations of such Guarantor under this Guarantee before all Guarantor Senior Indebtedness of such Guarantor is paid in full or payment thereof provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash, Cash Equivalents or, as acceptable to the holders of such Guarantor Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

          The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this Article Fifteen if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight hereof.

          Section 15.06. Suspension of Guarantee Obligations When Guarantor
                         Senior Indebtedness in Default.

          (a) Unless Section 15.05 shall be applicable, upon (1) the occurrence of a Payment Default with respect to any Senior Indebtedness guaranteed by a Guarantor and (2) receipt by the Trustee, the Company and such Guarantor from the Senior Representatives of written notice of such occurrence, then no payment or distribution of any assets of such Guarantor of any kind or character (excluding Permitted Junior Securities) shall be made by or on behalf of such Guarantor on account of the Indenture Obligations or for the acquisition, redemption or other purchase of any Indenture Obligations for cash, property or otherwise or any of the obligations of such Guarantor under this Guarantee unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Guarantor Senior Indebtedness shall have been discharged or paid in full, after which such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee.

          (b) Unless Section 15.05 shall be applicable, upon (1) the occurrence of a Non-payment Default with respect to any Senior Indebtedness guaranteed by a Guarantor and (2) receipt by the Trustee, the Company and such Guarantor from the Senior Representatives of written notice of such occurrence, no payment or distribution of any assets of such Guarantor of any kind or character (excluding Permitted Junior Securities) shall be made by such Guarantor on account of principal, premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities or on account of any of the other obligations of such Guarantor under this Guarantee for a period ("Guarantor Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earlier to occur of the following events (subject to any blockage of payments that may then be in effect under subsection (a) of this Section 15.06) (w) 179 days shall have elapsed since receipt of such written notice by the Trustee (provided such Guarantor Senior Indebtedness shall theretofore not have been accelerated), (x) such Non-payment Default shall have been cured or waived or shall have ceased to exist, (y) such Guarantor Senior Indebtedness shall have been discharged or paid in full or (z) such Guarantor Payment Blockage Period shall have been terminated by written notice to the Guarantor and the Trustee from the Senior Representative initiating such Guarantor Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of such Guarantor Senior Indebtedness, after which, in the case of clause (w), (x), (y) or (z), the Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee. Notwithstanding any other provision of this Indenture, only one Guarantor Payment Blockage Period may be commenced within any consecutive 360-day period and no Non-payment Default with respect to Guarantor Senior Indebtedness of any Guarantor which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period based upon any new events that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose). In no event shall a Guarantor Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice referred to in clause (2) hereof and there must be a 181 consecutive day period in any 360 consecutive day period during which no Guarantor Payment Blockage Period is in effect.

          (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 15.06, then and in such event such payment shall be paid over and delivered forthwith to the Senior Representatives or as a court of competent jurisdiction shall otherwise direct.

          Section 15.07. Release of a Guarantor.

          Upon the sale or other disposition (by merger or otherwise), other than a lease, of a Subsidiary of the Company that is a Guarantor of all of the Capital Stock of such Subsidiary or all, or substantially all, the assets of such Subsidiary, to any person that is not an Affiliate of the Company, and which sale or other disposition is otherwise in compliance with the terms of this Indenture, such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Fourteen without any further action required on the part of the Trustee or any Holder; provided, however, that any such termination shall occur if and only to the extent that all obligations of such Guarantor under all of its Guarantor Senior Indebtedness shall also terminate upon such sale or other disposition. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section and the Company's rights of redemption in accordance with the terms of the Securities in this Section 15.07. Any Guarantor not so released will remain liable for the full amount of principal of, premium, if any, and interest on the Securities as provided in this Article Fifteen.

          Section 15.08. Waiver of Subrogation.

          Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Securities or this Indenture and such Guarantor's obligations under such Guarantor's Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, subject to the provisions of this Article Fifteen and Article Twelve hereof, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 15.08 is knowingly made in contemplation of such benefits.

          Section 15.09. Guarantee Provisions Solely To Define Relative Rights.

          The provisions of this Article Fifteen are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Guarantor Senior Indebtedness of each Guarantor on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under this Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Guarantor of the Holders of the Securities and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness of such Guarantor; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article of the holders of Guarantor Senior Indebtedness of the Guarantors hereunder (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 15.05, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 15.06, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 15.06(c).

          The failure by any Guarantor to make payment in respect of its obligations under this Guarantee by reason of any provision of this Article shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

          Section 15.10. Trustee To Effectuate Subordination of Guarantee
                         Obligations.

          Each Holder by his acceptance of a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of such Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Securities.

          Section 15.11. No Waiver of Guarantee Subordination Provisions.

          (a) No right of any present or future holder of any Guarantor Senior Indebtedness of any Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by such Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section 15.11, the holders of Guarantor Senior Indebtedness of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Fifteen or the obligations hereunder of the Holders of the Securities to the holders of such Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of such Guarantor Senior Indebtedness; and (4) exercise or refrain from exercising any rights against such Guarantor and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

          Section 15.12. Guarantors To Give Notice to Trustee.

          (a) Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article Fifteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from such Guarantor or a holder of its Guarantor Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 15.12, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 15.12 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of such Guarantor Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate from such Guarantor to such effect.

          (b) Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company, by a person representing himself to be a holder of Guarantor Senior Indebtedness of any Guarantor (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that a failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness of each Guarantor held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Fifteen, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          Section 15.13. Reliance on Judicial Order or Certificate of
                         Liquidating Agent Regarding Dissolution, Etc. of Guarantors.

          Upon any payment or distribution of assets of any Guarantor referred to in this Article Fifteen, the Trustee, subject to the provisions of Section 6.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Fifteen.

          Section 15.14. Rights of Trustee as a Holder of Guarantor Senior
                         Indebtedness; Preservation of Trustee's Rights.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Fifteen with respect to any Guarantor Senior Indebtedness of any Guarantor which may at any time be held by the Trustee, to the same extent as any other holder of such Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Fifteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

          Section 15.15. Article Fifteen Applicable to Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Fifteen in addition to or in place of the Trustee; provided, however, that Section 15.14 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          Section 15.16. No Suspension of Remedies.

          Nothing contained in this Article Fifteen shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Fifteen of the holders, from time to time, of Guarantor Senior Indebtedness of the Guarantors.

          Section 15.17. Trustee's Relation to Guarantor Senior Indebtedness.

          With respect to the holders of Guarantor Senior Indebtedness of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fifteen, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness of any Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness of any Guarantor and the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness of any Guarantor if it shall mistakenly pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Guarantor Senior Indebtedness of any Guarantor shall be entitled by virtue of this Article Fifteen or otherwise.

          Section 15.18. Limitation of Subsidiary Guarantor's Liability.

          Each Guarantor that is a Subsidiary of the Company, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

                         [signatures on following pages]

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                              GOLDEN SKY SYSTEMS, INC.


                                              By:/s/ Rodney A. Weary
                                                 ----------------------
                                                Name: Rodney A. Weary
                                                Title: Chief Executive Officer


                                              By: /s/ Robert B. Weaver
                                                 ----------------------
                                                Name: Robert B. Weaver
                                                Title: Chief Financial Officer



                                              STATE STREET BANK AND TRUST
                                                COMPANY OF MISSOURI, N.A.,
                                                as Trustee


                                              By: /s/ R. Clasquin
                                                 ----------------------
                                                Name: R. Clasquin
                                                Title: Assistant Vice President

                                              ARGOS SUPPORT SERVICES COMPANY,
                                                as Guarantor


                                              By: /s/ Rodney A. Weary
                                                 ---------------- ------
                                                Name: Rodney A. Weary
                                                Title: President


                                              PRIMEWATCH, INC.,
                                                as Guarantor


                                              By: /s/ Rodney A. Weary
                                                 ----------------------
                                                Name: Rodney A. Weary
                                                Title: President

                                                                     EXHIBIT A-1


                               [Form of Security]


          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS

                                     A-1-1

TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


                                     A-1-2

                            GOLDEN SKY SYSTEMS, INC.
                            ________________________


                   12 3/8% SENIOR SUBORDINATED NOTES DUE 2006


CUSIP No. __________
No. ___________                                                        $


          GOLDEN SKY SYSTEMS, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on August 1, 2006, at the office or agency of the Company referred to below, and to pay interest thereon on February 1 and August 1 (each an "Interest Payment Date"), of each year, commencing on February 1, 1999, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12-3/8% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on January 15 or July 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by

                                     A-1-3
the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

          Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.

                                     A-1-4

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  July 31, 1998                         GOLDEN SKY SYSTEMS, INC.



                                              By:
                                                Name:
                                                Title:



                                              By:
                                                Name:
                                                Title:



A-1-5

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the 12-3/8% Senior Subordinated Notes due 2006, Series A, referred to in the within-mentioned Indenture.


Dated: July 31, 1998                          STATE STREET BANK AND TRUST
                                              COMPANY OF MISSOURI, N.A.,
                                              as Trustee


                                              By:
                                                Authorized Signatory



                                     A-1-6

                              [REVERSE OF SECURITY]


          1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its 12 3/8% Senior Subordinated Notes due 2006, Series A (herein called the "Initial Securities"). The Securities are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $195,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of July 31, 1998, by and among the Company and State Street Bank and Trust Company of Missouri, N.A., as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities include the Initial Securities, the Private Exchange Securities and the Exchange Securities, issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.

          All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of such terms.

          No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

                                      A-1-7

          2. Guarantees. This Security may be entitled to certain senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to Article Fifteen and Section 10.22 of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          3. Registration Rights. Pursuant to the Registration Rights Agreement by and among the Company and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 12 3/8% Senior Subordinated Notes due 2006, Series B, of the Company (herein called the "Exchange Securities"), which have been registered under the Securities Act, in like principal amount and having identical terms as the Securities (other than as set forth in this paragraph). The Holders of Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          4. Subordination. The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (including, without limitation, interest on such Senior Indebtedness that would accrue but for the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not such claim is allowable in such proceeding) as defined in the Indenture, and this Series A Security is issued subject to such provisions. Each Holder of this Series A Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Series A Security shall cease to be so subordinate and subject in right of payment upon any defeasance of this Series A Security referred to below.

          5. Redemption. (a) Optional Redemption. The Securities will be redeemable, at the option of the Company, in whole or in part, on or after August 1, 2003 upon not less than 30 nor more than 60 days' written notice at

                                     A-1-8
the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

       Year                                                        Percentage
       ----                                                        ----------
       2003............................................              112%
       2004............................................              110%
       2005 and thereafter.............................              108%

          (b) Optional Redemption upon Public Equity Offerings. On or prior to August 1, 2001, the Company may, at its option, redeem up to 35% of the originally issued aggregate principal amount of the Securities, at a redemption price in cash equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a Public Equity Offering of the Company or Holdings yielding gross proceeds of at least $40 million and any subsequent Public Equity Offerings (provided that, in the case of any such Public Equity Offering or Public Equity Offerings by Holdings, all the net proceeds thereof are contributed to the Company); provided, further, that not less than 65% of the originally issued aggregate principal amount of the Securities is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of any sale resulting in the requisite gross proceeds.

          (c) Mandatory Redemption. The Company will not be required to make any mandatory sinking fund payments in respect of the Securities. However, (i) following the occurrence of a Change of Control or the making of an Escrow Proceeds Offer, the Company will be required to make an offer to purchase all outstanding Securities at a price equal to 101% of the principal amount thereof (determined at the date of purchase), plus accrued interest thereon, if any, to the date of purchase and (ii) upon the occurrence of an Asset Sale, the Company may be obligated to make an offer to purchase all or a portion of the outstanding Securities at a price equal to 100% of the principal amount thereof (determined at the date of purchase), plus accrued and unpaid interest, if any, to the date of purchase.

          (d) Interest Payments. In the case of any redemption of Series A Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant

                                     A-1-9

Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          (e) Partial Redemption. In the event of redemption of this Series A Security in part only, a new Series A Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          6. Offers to Purchase. Section 10.10 of the Indenture provides that upon the occurrence of a Change of Control and Section 10.24 of the Indenture provides that upon the occurrence of an Escrow Proceeds Offer, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Securities in accordance with the procedures set forth in the Indenture.

          7. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Securities, plus all accrued and unpaid interest, if any, to and including the date the Securities are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

          8. Defeasance. The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire indebtedness of the Company and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          9. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the

                                     A-1-10

Indenture and certain past Defaults under the Indenture and this Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          10. Denominations, Transfer and Exchange. The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          11. Persons Deemed Owners. Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          12. GOVERNING LAW. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT

                                     A-1-11

GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
Golden Sky Systems, Inc., 605 West 47th Street, Suite 300, Kansas City, Missouri 64112.


                                     A-1-12

                                 ASSIGNMENT FORM


If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------


(Insert assignee's social security or tax ID number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent.

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Security (or any Predecessor Security) or the last date on which the Company or any Affiliate of the Company was the owner of this Security (or any Predecessor Security), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:


                                   [Check One]


                                     A-1-13

               [ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents, including (i) a transferee certificate substantially in the form of Exhibit C to the Indenture in the case of a transfer to non-QIB Accredited Investors or (ii) a transferor certificate substantially in the form of Exhibit D to the Indenture in the case of a transfer pursuant to Regulation S, are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.17 of the Indenture shall have been satisfied.
________________________________________________________________________________

Date: ______________  Your signature: _________________________________________
                                              (Sign exactly as your name
                                              appears on the other side of
                                              this Security)

                                              By:
                                                NOTICE:  To be executed
                                                by an executive officer


Signature Guarantee:____________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and

                                     A-1-14
acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:___________________
                                              NOTICE:  To be executed by
                                                       an executive officer




                                     A-1-15

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Security purchased by the Company pursuant to
Section 10.10 of the Indenture, check the appropriate box:

          Section 10.10 [ ]

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.10 of the Indenture, state the amount:

                                              $
                                               ================


Date:______________  Your signature:___________________________________________
                                              (Sign exactly as your name
                                              appears on the other side of this
                                              Security)


                                              By:
                                                NOTICE:  To be executed
                                                by an executive officer


Signature Guarantee:____________________



                                     A-1-16

                                                                     Exhibit A-2

                            GOLDEN SKY SYSTEMS, INC.

                            ________________________


                   12 3/8% SENIOR SUBORDINATED NOTES DUE 2006


CUSIP No. __________
No. ___________                                                         $


          GOLDEN SKY SYSTEMS, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on August 1, 2006, at the office or agency of the Company referred to below, and to pay interest thereon on February 1 and August 1 (each an "Interest Payment Date"), of each year, commencing on February 1, 1999, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12 3/8% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the January 15 or July 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed

                                     A-2-1
by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

          Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.


                                     A-2-2

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  July 31, 1998                         GOLDEN SKY SYSTEMS, INC.



                                              By:
                                                Name:
                                                Title:


                                              By:
                                                Name:
                                                Title:



                                     A-2-3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the 12 3/8% Senior Subordinated Notes due 2006, Series B, referred to in the within-mentioned Indenture.


Dated:  July 31, 1998                         STATE STREET BANK AND TRUST
                                              COMPANY OF MISSOURI, N.A.,
                                              as Trustee


                                              By:
                                                Authorized Signatory



                                     A-2-4

                               REVERSE OF SECURITY


          1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its 12 3/8% Senior Subordinated Notes due 2006, Series B (herein called the "Exchange Securities"). The Securities are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $195,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of July 31, 1998, by and among the Company and State Street Bank and Trust Company of Missouri, N.A., as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities include the Initial Securities, the Private Exchange Securities and the Exchange Securities, issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.

          All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of such terms.

          No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

                                     A-2-5

          2. Guarantees. This Security may be entitled to certain senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to Article Fifteen and Section 10.22 of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          3. Subordination. The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (including, without limitation, interest on such Senior Indebtedness that would accrue but for the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not such claim is allowable in such proceeding) as defined in the Indenture, and this Series B Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Series B Security shall cease to be so subordinate and subject in right of payment upon any defeasance of this Series B Security referred to below.

          4. Redemption. (a) Optional Redemption. The Securities will be redeemable, at the option of the Company, in whole or in part, on or after August 1, 2003 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on ______ of each of the years indicated below:

        Year                                              Percentage
        ----                                              ----------
        2003..........................................       112%
        2004..........................................       110%
        2005 and thereafter...........................       108%

          (b) Optional Redemption upon Public Equity Offerings. On or prior to August 1, 2001, the Company may, at its option, redeem up to 35% of the originally issued aggregate principal amount of the Securities, at a redemption price in cash equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to date of redemption solely with the net

                                     A-2-6
proceeds of a Public Equity Offering of the Company or Holdings yielding gross proceeds of at least $40 million and any subsequent Public Equity Offering (provided that, in the case of any such sale or sales by Holdings, all the net proceeds thereof are contributed to the Company); provided, further, that not less than 65% of the originally issued aggregate principal amount of the Securities is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of any sale resulting in the requisite gross proceeds.

          (c) Mandatory Redemption. The Company will not be required to make any mandatory sinking fund payments in respect of the Securities. However, (i) following the occurrence of a Change of Control or the making of an Escrow Proceeds Offer, the Company will be required to make an offer to purchase all outstanding Securities at a price equal to 101% of the principal amount thereof (determined at the date of purchase), plus accrued interest thereon, if any, to the date of purchase and (ii) upon the occurrence of an Asset Sale, the Company may be obligated to make an offer to purchase all or a portion of the outstanding Securities at a price equal to 100% of the principal amount thereof (determined at the date of purchase), plus accrued and unpaid interest, if any, to the date of purchase.

          (d) Interest Payments. In the case of any redemption of Series B Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          (e) Partial Redemption. In the event of redemption of this Series B Security in part only, a new Series B Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          5. Offers to Purchase. Section 10.10 of the Indenture provides that upon the occurrence of a Change of Control and Section 10.24 of the Indenture provides that upon the occurrence of an Escrow Proceeds Offer, and subject to certain conditions and limitations contained therein, the Company shall make an

                                     A-2-7
offer to purchase all or a portion of the Securities in accordance with the procedures set forth in the Indenture.

          6. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Securities, plus all accrued and unpaid interest, if any, to and including the date the Securities are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

          7. Defeasance. The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire indebtedness of the Company and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          8. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          9. Denominations, Transfer and Exchange. The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                                     A-2-8

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          10. Persons Deemed Owners. Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          11. GOVERNING LAW. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
Golden Sky Systems, Inc., 605 West 47th Street, Suite 300, Kansas City, Missouri 64112.

                                     A-2-9

                                 ASSIGNMENT FORM


If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent.

Date:                 Your signature:
      --------------                 ------------------------------------------
                                              (Sign exactly as your name
                                              appears on the other side of
                                              this Security)

                                              By:
                                                NOTICE:  To be executed
                                                by an executive officer


Signature Guarantee:
                    ---------------------


                                     A-2-10

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Security purchased by the Company pursuant to
Section 10.10 of the Indenture, check the box: [ ]

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.10 of the Indenture, state the amount:

                                              $
                                               =====================


Date:______________  Your signature:___________________________________________
                                    (Sign exactly as your name
                                    appears on the other side of
                                    this Security)

                                              By:
                                                NOTICE:  To be executed
                                                by an executive officer


Signature Guarantee:____________________


                                     A-2-11

                                                                       EXHIBIT B

                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES


          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C



                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors


Golden Sky Systems, Inc.
605 West 47th Street, Suite 300
Kansas City, Missouri  64112

Ladies and Gentlemen:

          In connection with our proposed purchase of $170,000,000 aggregate principal amount of the _______% Senior Subordinated Notes due 2006 (the "Securities") of Golden Sky Systems, Inc. (the "Company"), we confirm that:

          1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144 under the Securities Act) after the later of the date of original issue of the Securities and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States to "foreign purchasers" (as defined below) in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (an "Accredited Investor") that is purchasing for its own account or for the account of such an institutional "accredited investor," or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject, in each of the foregoing cases, to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (c) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an Accredited Investor within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company, the Trustee and the Transfer Agent and Registrar reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company and the Trustee.

          2. We are an Accredited Investor or a QIB purchasing Notes for our own account or for the account of one or more Accredited Investors, and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the securities laws of any state of the United States and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment in the Securities for an indefinite period.

          3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we and any such account are (a) a QIB, aware that the sale is being made in reliance on Rule 144A under the Securities Act, (b) an Accredited Investor, or (c) a person other than a U.S. person ("foreign purchasers"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) in offshore transactions meeting the requirements of Rules 903 and 904 of Regulation S under the Securities Act.

          4. We have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in order to verify the information contained in the Offering Memorandum.

          5. We are not purchasing the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of ERISA), except as may be permitted under ERISA and as described under "Notice to Investors" in the Offering Memorandum.

          6. In the event that we purchase any Securities, we will acquire Securities having an outstanding principal amount of at least $250,000 for our own account and $250,000 for each account for which we are acting.

          We understand that the Trustee and the Transfer Agent will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Securities purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Securities from us a notice advising such person that transfers of such Securities are restricted as stated herein and that certificates representing such Securities will bear a legend to that effect.

          We represent that you, the Company, the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgements, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgements, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          We represent to you that we have full power to make the foregoing acknowledgements, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

          As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                              Very truly yours,


                                              (Name of Purchaser)


By:________________________________


Date:______________________________


          Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:



Name:______________________________


Address:______________________________

                                                                       EXHIBIT D


                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                     ______________, ____


State Street Bank and Trust Company
  of Missouri, N.A.
One Metropolitan Square, 39th Floor
211 North Broadway
St. Louis, MO  63102
Attention:  Corporate Trust Trustee Administration


          Re:      Golden Sky Systems, Inc.
                   (the "Company")     % Senior Subordinated
                   Notes due 2006 (the "Securities")

Ladies and Gentlemen:

          In connection with our proposed sale of $170,000,000 aggregate principal amount at maturity of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities; and

          (6) if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable; in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                              Very truly yours,

                                              [Name of Transferor]


                                              By:____________________
                                                Authorized Signature

                                                                       EXHIBIT E


                                FORM OF GUARANTEE


          For value received, the undersigned hereby unconditionally guarantees to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Fifteen of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Fifteen of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of July 31, 1998, among Golden Sky Systems, Inc., the undersigned and State Street Bank and Trust Company of Missouri, N.A., as Trustee, as amended or supplemented (the "Indenture").


          The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fifteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE SUBSIDIARY GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THIS GUARANTEE.

          This Guarantee is subject to release upon the terms set forth in the Indenture.

Date:
                                              [           ]
                                              as Guarantor


                                              By:______________________________
                                                Name:
                                                Title:

                                      E-1